AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER DATED NOVEMBER 22, 1999 by and among Neff Corp., Neff Machinery, Inc. and Nortrax Equipment Company - Southeast, L.L.C.
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                              TABLE OF CONTENTS


1.0 The Merger................................................................1
1.1 The Merger................................................................1
1.2 Effective Time; Closing...................................................2
1.3 Effect of the Merger......................................................2
1.4 Limited Liability Company Agreement.......................................2
1.5 Manager of the Survivor...................................................2
1.6 Conversion of Securities..................................................2
1.7 No Further Ownership Rights in Company Common Stock.......................3
1.8 Procedure at the Closing..................................................3
1.9 Adjustment of Merger Consideration........................................4
1.10 Payment of Escrowed Funds................................................6

2.0 Representations and Warranties of the Parent Concerning the Transaction...6
2.1 Organization of Parent; Due Authorization.................................6
2.2 Binding Obligation........................................................6
2.3 Status of the Shares......................................................7
2.4 Investment Bankers and Brokers Fees.......................................7

3.0 Representations and Warranties of the Survivor Concerning the Transaction.7
3.1 Organization, Power and Authority of the Survivor; Due Authorization......7
3.2 Binding Obligation; Noncontravention......................................7
3.3 Absence of Litigation.....................................................8
3.4 Brokers...................................................................8
3.5 Membership Interests of the Survivor......................................8

4.0 Representations and Warranties of the Parent Concerning the Company.......9
4.1 Organization, Power and Authority of the Company..........................9
4.2 Capital Stock of the Company..............................................9
4.3 Subsidiaries of the Company...............................................9
4.4 Financial Statements of the Company.......................................9
4.5 Liabilities of the Company................................................10
4.6 Tax Matters...............................................................10
4.7 Real Estate of the Company................................................12
4.8 Good Title to and Condition of the Companys Assets.......................13
4.9 Receivables of the Company................................................13
4.10 Licenses and Permits of the Company......................................13
4.11 Intellectual Property of the Company.....................................14
4.12 Adequacy of the Company's Assets; the Company's Relationships with its
     Customers and Suppliers..................................................14
4.13 Documents of and Information with Respect to the Company.................14
4.14 Insurance Covering the Company and its Assets............................15

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4.15 Litigation Involving the Company.........................................15
4.16 Records of the Company...................................................15
4.17 No Material Adverse Change...............................................16
4.18 Absence of Certain Acts or Events........................................16
4.19 Compliance with Laws by the Company......................................16
4.20 Environmental Matters....................................................17
4.21 Labor Relations of the Company...........................................18
4.22 Employee Benefits........................................................19
4.23 Product Warranties.......................................................20
4.24 Product Liability........................................................21
4.25 Transactions with Affiliates.............................................21
4.26 Year 2000................................................................21
4.27 Compliance with Cuba Act.................................................21
4.28 Accuracy of Information Furnished by the Parent and the Company..........21
4.29 Knowledge................................................................21

5.0 Additional Covenants of the Parent........................................22
5.1 Commercially Reasonable Best Efforts......................................22
5.2 Conduct of Business Pending the Closing...................................22
5.3 Access to the Company's Plants, Properties and Records....................23
5.4 Notice of Material Developments...........................................23
5.5 Confidentiality...........................................................23
5.6 No Other Discussions......................................................24
5.7 Transferred Real Property.................................................24
5.8 Access to Employees.......................................................24
5.9 Title Insurance...........................................................24

6.0 Additional Covenants of the Survivor......................................24
6.1 Commercially Reasonable Best Efforts......................................24

7.0 Additional Covenants of the Survivor, the Parent and the Company..........24
7.1 Access to Information.....................................................24
7.2 Consents and Approvals....................................................25
7.3 HSR Act Compliance........................................................25
7.4 Further Assurances........................................................25
7.5 Notification of Certain Matters...........................................26
7.6 Employee Matters..........................................................26
7.7 Company Indebtedness Under Credit Agreement...............................26
7.8 Neff Rental, Inc..........................................................26
7.9 Environmental Remediation.................................................27

8.0 Conditions to the Obligation of the Survivor..............................28
8.1 Accuracy of Representations and Warranties and Compliance with Obligations
    ..........................................................................28
8.2 Opinion of Counsel........................................................29

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8.3 Certified Resolutions.....................................................29
8.4 Receipt of Necessary Consents.............................................29
8.5 [Intentionally Omitted]...................................................29
8.6 No Adverse Litigation.....................................................29
8.7 Resignations..............................................................29
8.8 HSR Act Waiting Period....................................................29
8.9 Transferred Real Property.................................................29
8.10 Release of Obligations...................................................29
8.11 Dealership Termination and Release Agreement.............................30
8.12 Survivor's Frustration of Closing Conditions.............................30
8.13 [Intentionally Omitted]..................................................30
8.14 Articles of Merger.......................................................30
8.15 Release of Liens.........................................................30
8.16 Escrow Agreement.........................................................30

9.0 Conditions to Obligation of the Company and the Parent....................30
9.1 Accuracy of Representations and Warranties and Compliance with Obligations
     .........................................................................30
9.2 Opinion of Counsel........................................................31
9.3 Certified Resolutions.....................................................31
9.4 [Intentionally Omitted]...................................................31
9.5 Receipt of Necessary Consents.............................................31
9.6 Parent's Frustration of Closing Conditions................................31
9.7 No Adverse Litigation.....................................................31
9.8 Certificate of Merger.....................................................31
9.9 Escrow Agreement..........................................................31

10.0 Certain Actions After the Closing........................................31
10.1 Execution of Further Documents...........................................31
10.2 Tax Matters..............................................................31
10.3 Transfer of Assets.......................................................33

11.0 Indemnification..........................................................33
11.1 Agreement by the Parent to Indemnify.....................................33
11.2 Agreement by Survivor to Indemnify.......................................34
11.3 Limitations and Qualifications...........................................34
11.4 Indemnification Procedures...............................................35
11.5 Environmental Response...................................................37
11.6 Treatment of Indemnification Payments....................................38
11.7 Arbitration Procedure....................................................38
11.8 Mitigation...............................................................40

12.0 Miscellaneous............................................................40
12.1 Amendment and Modification...............................................40
12.2 Payment of Expenses......................................................40

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12.3 Termination..............................................................41
12.4 Binding Effect...........................................................42
12.5 Entire Agreement.........................................................42
12.6 Headings.................................................................42
12.7 Execution in Counterpart.................................................42
12.8 Notices..................................................................42
12.9 Governing Law............................................................43
12.10 Publicity...............................................................43
12.11 Waiver..................................................................43
12.12 Severability............................................................44
12.13 Assignment..............................................................44
12.14 No Third-Party Beneficiaries............................................44

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SCHEDULES

Schedule 1.9.1(a)   Company Accounting Policies
Schedule 2.4        Investment Bankers' and Brokers' Fees
Schedule 4.1        Foreign Qualification of the Company
Schedule 4.2        Ownership of Capital Stock
Schedule 4.4        Financial Statements
Schedule 4.4.5      Pro Forma Adjustments
Schedule 4.7        Real Estate
Schedule 4.8        Liens and Encumbrances
Schedule 4.10       Licenses and Permits
Schedule 4.11       Proprietary Rights
Schedule 4.12       Customers
Schedule 4.13       Documents of and Information with Respect to the Company
Schedule 4.14       Litigation
Schedule 4.15       Insurance
Schedule 4.18       Absence of Certain Acts or Events
Schedule 4.19       Compliance with Laws
Schedule 4.20       Environmental Matters
Schedule 4.21       Labor Relations
Schedule 4.22       Employee Benefits
Schedule 4.23       Product Liability Claims; Product Warranties
Schedule 5.7        Transferred Real Property
Schedule 7.8        Rental Property
Schedule 7.9        Remediated Property
Schedule 8.4        Consents and Assignments
Schedule 8.13       Release of Liens


EXHIBITS

Exhibit A           Opinion of Parent's Counsel
Exhibit B           Dealership Termination and Release Agreement
Exhibit C           Articles of Merger
Exhibit D           Opinion of Survivor's Counsel
Exhibit E           Certificate of Merger


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AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

This amended and restated agreement and plan of merger (the "Agreement") is made and entered into this 22nd day of November, 1999 by and between Neff Corp., a Delaware corporation (the "Parent"), Neff Machinery, Inc., a Florida corporation (the "Company"), and Nortrax Equipment Company - Southeast, L.L.C., a Delaware limited liability company (the "Survivor").

Recitals

WHEREAS, NORTRAX, Inc., a Delaware corporation ("Nortrax") and Parent and the Company are parties to that certain Agreement and Plan of Merger dated as of November 12, 1999 (the "Original Agreement"), providing for, among other things, the merger of the Company with and into Nortrax;

WHEREAS, as of the date hereof, Nortrax has assigned, and Survivor has asssumed, all of the rights and obligations of Nortrax under the Original Agreement;

WHEREAS, Survivor and the Company desire to amend and restate the Original Agreement to provide for the Company to merge with and into Survivor (the "Merger") upon the terms, and subject to the conditions, set forth in this Agreement and in accordance with the laws of the States of Delaware and Florida;

WHEREAS, the Company has an authorized capitalization consisting of 5,000 shares of common stock, $1.00 par value per share ("Company Common Stock"), of which 100 shares are issued and outstanding and all of which are owned by Parent; and

WHEREAS, the sole Member and Manager of Survivor and the Boards of Directors of Parent and the Company deem it desirable, upon the terms and subject to the conditions stated herein, that the Company be merged with and into Survivor and that Survivor be the surviving limited liability company, with the Company Common Stock converted into the Merger Consideration (as defined herein).

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein, the parties hereby agree as follows:

Covenants

In consideration of the mutual representations, warranties and covenants and subject to the conditions herein contained, the parties hereto agree as follows:

1.0 The Merger

1.1 The Merger. Upon the terms and subject to the conditions set forth in Sections 8.0 and 9.0, and in accordance with the Delaware Limited Liability Company Act (the "DLLCA") and the Florida General Corporation Act (the "FGCA"), at the Effective Time (as hereinafter defined), the Company shall be merged with And into Survivor. As a result of the Merger, the separate corporate existence of the Company shall cease and the Survivor shall continue as the surviving

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entity of the Merger and shall succeed to all the rights, privileges, powers and franchises and assume all the restrictions, disabilities, duties and obligations of the Company in accordance with the DLLCA and the FGCA.

1.2 Effective Time; Closing. Unless this Agreement shall have been terminated, as promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Sections 8.0 and 9.0, the parties hereto shall cause the Merger to be consummated by filing (i) a Certificate of Merger (the "Certificate of Merger") in the Office of the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DLLCA, and (ii) Articles of Merger (the "Articles of Merger") with the Department of State of the State of Florida, in such form as is required by, and executed in accordance with, the relevant provisions of the FGCA. The Merger shall become effective upon filing of the Certificate of Merger or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time"). Prior to such filing, a closing (the "Closing") shall be held at the offices of Bell, Boyd & Lloyd, 70 West Madison Street, Suite 3300, Chicago, Illinois, or such other place as the parties shall agree. The closing shall occur at 10:00 A.M., local time, on the third business day after the last of the conditions set forth in Sections 8.0 and 9.0 shall have been satisfied or waived or such later date as determined by the mutual agreement of the Survivor and the Company but shall not be later than January 31, 2000 or, if this Agreement is terminated, the closing shall not occur. Throughout this Agreement, such closing is referred to as the "Closing" and such date and time are referred to as the "Closing Date."

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DLLCA and the FGCA.

1.4 Limited Liability Company Agreement. At the Effective Time, the limited liability company agreement of the Survivor, as in effect immediately prior to the Effective Time, shall be the limited liability company agreement of the Survivor until thereafter amended as provided by the DLLCA.

1.5 Manager of the Survivor. The Manager of the Survivor immediately prior to the Effective Time shall be the Manager of the Survivor immediately thereafter, to hold office in accordance with the limited liability company agreement of the Survivor until a successor is duly elected or appointed.

1.6 Conversion of Securities (a) At the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Survivor or the Parent, the issued and outstanding shares of Company Common Stock immediately prior to the Effective Time shall be converted into the right to receive from the Survivor, in the aggregate, an amount in cash equal to $91,000,000, subject to adjustment pursuant to Section 1.9 hereof (the "Merger Consideration").

(b) As of the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease

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to exist,  and each holder of shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration; and

(c) Each limited liability company interest of Survivor issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding.

1.7 No Further Ownership Rights in Company Common Stock. The payment of the Merger Consideration in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to the Company Common Stock.

1.8 Procedure at the Closing. At the Closing, the parties agree to take the following steps in the order listed below (provided, however, that upon their completion all such steps shall be deemed to have occurred simultaneously):

     1.8.1 The Parent and the Company, as the case may be, shall deliver to the Survivor the certificates, instruments and other documents required to be delivered by the Parent pursuant to Section 8.0.

     1.8.2 The Survivor shall deliver to the Parent and the Company, as the case may be, the certificates, instruments and other documents required to be delivered by the Survivor pursuant to Section 9.0.

     1.8.3 The Parent shall deliver to the Survivor one or more certificates evidencing all issued and outstanding shares of Company Common Stock (the "Shares"), duly endorsed in blank or accompanied by duly executed stock powers.

     1.8.4 The Survivor shall deposit $500,000 into escrow (together with all amounts earned thereon the "Escrowed Funds") pursuant to the terms of an Escrow Agreement, the terms of which shall be agreed by the Parent and the Survivor prior to the Closing (the "Escrow Agreement"), to be held for funding any Environmental Response Action under Section 7.9 hereof and distributed as provided in Section 1.10 hereof and the Escrow Agreement.

     1.8.5 The Survivor shall pay to the Parent $90,500,000 (the "Closing Payment") by wire transfer of immediately available funds to such account or accounts as shall have been designated in writing by the Parent.

     1.8.6 The Survivor and the Parent shall execute and deliver a cross receipt acknowledging receipt from the other, respectively, of the Shares and the Closing Payment.

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1.9 Adjustment of Merger Consideration

     1.9.1 Closing Net Asset Statement. As soon as practicable after the Closing, but in any event within 45 days following the Closing Date,
     Survivor (with the assistance of Manuel A. Alvarez, if he accepts employment with the Survivor following the Effective Time) shall deliver to Parent a statement (the "Closing Net Asset Statement") of Survivor's determination of the net assets of the Company as of the Closing. The Closing Net Asset Statement shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis with the Company's historical financial statements ("GAAP") and all assets and liabilities listed in the Closing Net Asset Statement shall be valued based upon GAAP as of such date. The Closing Net Asset Statement shall be prepared as if it were a year-end balance sheet in accordance with GAAP, and shall reflect a pro rata amount of all year-end adjustments and accruals in accordance with GAAP; provided, however, that no accruals for Taxes resulting from the treatment of the merger as a taxable sale of assets shall be made on the Closing Net Asset Statement. Each category of assets and liabilities to be included in the Closing Net Asset Statement will be determined in accordance with the policies described in Schedule 1.9.1(a).

     1.9.2 Physical Inventory. Parent and Survivor shall jointly conduct a physical count of the Inventory and Rental Equipment (as such items are referred to in the Pro Forma Balance Sheet) in the days immediately prior to the Closing Date. The Inventory and Rental Equipment will be priced at the lower of cost or market determined in accordance with the accounting policies set forth on Schedule 1.9.1(a) and the total dollar amount of Inventory and Rental Equipment determined in accordance therewith shall be the Inventory and Rental Equipment values, respectively, on the Closing Net Asset Statement. If Parent and Survivor are unable to agree on the valuation of any particular item of Inventory or Rental Equipment pursuant hereto, Parent and Survivor shall refer their differences with respect to such particular item of Inventory or Rental Equipment to a nationally recognized firm of personal property appraisers as to which Parent and Survivor mutually agree (the "Appraiser"), who shall, acting as experts and not as arbitrators, determine, and only with respect to the particular item of Inventory or Rental Equipment so submitted, determine the value of such item of Inventory or Rental Equipment. Parent and Survivor shall direct the Appraiser to use its commercially reasonable best efforts to render its determination as soon as practicable. The Appraiser's determination shall be conclusive and binding upon Survivor and Parent and the valuation of such item of Inventory or Rental Equipment shall be used by the Survivor to prepare the Closing Net Asset Statement and shall not be subject to adjustment pursuant to Section 1.9.3. The fees and disbursements of the Appraiser shall be shared equally by Survivor and Parent.

     1.9.3 Final Closing Net Asset Statement. Parent shall, within 30 days after the delivery by Survivor of the Closing Net Asset Statement, complete their review of the closing net asset value (defined as total assets less current liabilities as of the Closing) of the Company as derived from the Closing Net Asset Statement (the"Closing Net Asset Value"). In the event that Parent determines that the Closing Net Asset Value as derived from the Closing Net Asset Statement has not been determined in accordance with GAAP or was not arrived at in accordance with this Section 1.9, Parent shall inform Survivor in writing (the "Parent's Objection"), setting forth a specific description of the basis of Parent's Objection and the adjustments

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     to such Closing Net Asset Value which Parent believes should be made, on or before the last day of such 30-day period. Survivor shall then have 30 days to review and respond to Parent's Objection. If Parent and Survivor are
     unable  to  resolve  all  of  their   disagreements  with  respect  to  the
     determination   of  the  foregoing  items  within  30  days  following  the completion of Survivor's review of Parent's Objection, they shall refer their remaining differences (except with respect to any disputes regarding the valuation of Inventory which shall be resolved pursuant to Section
     1.9.2)  to  an  internationally   recognized  firm  of  independent  public
     accountants as to which Parent and Survivor mutually agree (the "CPA Firm"), who shall, acting as experts and not as arbitrators, determine, and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Closing Net Asset Value as derived from the Closing Net Asset Statement, requires adjustment. Parent and Survivor shall direct the CPA Firm to use its commercially reasonable best efforts to render its determination within 30 days. The CPA Firm's determination shall
     be  conclusive  and  binding  upon  Survivor  and  Parent.   The  fees  and
     disbursements of the CPA Firm shall be shared equally by Survivor and Parent. Survivor and Parent shall make readily available to the CPA Firm all relevant books and records and any work papers (including those of the
     parties'  respective   accountants)  relating  to  the  Closing  Net  Asset
     Statement and all other items reasonably requested. The "Final Closing Net Asset Statement" shall be (i) the Closing Net Asset Statement in the event that (x) no Parent's Objection is delivered to Survivor during the 30-day period specified above, or (y) Parent and Survivor so agree, (ii) the Closing Net Asset Statement, adjusted in accordance with the Parent's Objection in the event that Survivor does not respond to Parent's Objection within the 30-day period following receipt by Survivor of Parent's Objection, or (iii) the Closing Net Asset Statement, as adjusted by the CPA Firm.

     1.9.4 Access to Information. Parent shall provide Survivor and its accountants full access to its books and records, any other financial information, including work papers of its accountants, and to any employees to the extent necessary for Survivor to prepare the Closing Net Asset Statement. Parent and its accountants shall have full access to all information used by Survivor in preparing the Closing Net Asset Statement, including the work papers of its accountants.

     1.9.5 Adjustment of Merger Consideration. The Merger Consideration shall be adjusted based on the Closing Net Asset Value derived from the Final Closing Net Asset Statement (the "Final Net Asset Value") as follows:

          (a) If the Final Net Asset Value is greater than $81,477,850, the Merger Consideration will be increased by the difference.

          (b) If the Final Net Asset Value is less than $81,477,850, the Merger Consideration will be reduced by the difference.

     After giving effect to the adjustments set forth in paragraphs (a) and (b) above:

          (c) If the net Merger Consideration is increased, the increase in the Merger Consideration shall be paid by Survivor to Parent.

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          (d) If the Merger  Consideration  is  decreased,  the  decrease in the
     Merger Consideration shall be paid to Survivor by Parent.

     1.9.6 Payment Terms. Payments pursuant to this Section 1.9 shall be made within five days following the issuance of the Final Closing Net Asset Statement, by causing such payments to be credited in immediately available funds to such account or accounts of Survivor or Parent, as the case may be, as may be designated by it.

1.10 Payment of Escrowed Funds. Parent and
Survivor shall direct the escrow agent under the Escrow Agreement (the "Escrow Agent"), and the Escrow Agreement shall provide, that the Escrowed Funds shall be used to pay the Remediation Costs. The Parent and the Survivor agree that they will direct the Escrow Agent to pay such Remediation Costs promptly upon the receipt by either the Parent or the Survivor of any valid invoice or bill relating to the any Environmental Response Action under Section 7.9 hereof or comprising the Remediation Costs. To the extent there remains Escrowed Funds following the completion of the Environmental Response Actions contemplated by Section 7.9 hereof and payment in full of all Remediation Costs, the Parent and the Survivor shall direct the Escrow Agent to pay to the Parent such remaining Escrowed Funds.

2.0 Representations and Warranties of the Parent Concerning the Transaction In order to induce the Survivor to enter into this Agreement and to consummate the transactions contemplated hereunder, the Parent makes the following representations and warranties:

2.1 Organization of Parent; Due Authorization The Parent is a corporation duly organized and legally existing in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and to carry out the transactions and agreements contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Parent.

2.2 Binding Obligation.

This Agreement has been duly executed and delivered by the Parent and is a valid and binding obligation of the Parent, enforceable in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors' rights generally, and (b) general principles of equity, including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits on the availability of equitable remedies, whether such principles are considered at law or in equity. Except as disclosed in Schedule 2.2, neither the execution and delivery of this Agreement by the Parent nor the consummation of the transactions contemplated hereby will:
(i) conflict with or violate any provision of the certificate of incorporation or bylaws of the Parent, (ii) conflict with or violate any provision of the articles of incorporation or bylaws of the Company, (iii) conflict with or violate any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against the Parent or the Company, and except as would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on the Parent or the Company; or (iv) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against the Parent, the Company or the assets and properties of the Company except as would not, individually or in the aggregate, have a Material Adverse Effect on the Parent or the Company. Except that the Company is required to file the Articles of Merger with the Department of State of the State of Florida, no permit, consent, approval or authorization of, or declaration to or filing with, any regulatory or other government authority is required in connection with the execution and delivery of this Agreement by the Parent or the Company and the consummation by them of the transactions contemplated hereby, except where the failure to obtain such permits, consents, approval, authorizations, individually or in the aggregate, would not have a Material Adverse Effect on the Parent or the Company or which would affect in any material way the right of the Survivor to own or control the business of the Company following the Effective Time.

2.3 Status of the Shares. The Parent is the lawful owner of all of the Shares and has valid marketable title thereto, free and clear of all liens, pledges, encumbrances, security interests, restrictions on transfer (other than restrictions under federal and state securities laws), claims and equities of every kind. Except for this Agreement, there are no outstanding warrants, options or rights of any kind to acquire from the Parent any of the Shares.

2.4 Investment Bankers' and Brokers Fees. Except as set forth on Schedule 2.4, neither the Parent nor the Company has any obligation to pay any fees or commissions to any investment banker, broker, finder or agent with respect to the transactions contemplated by this Agreement.

3.0 Representations and Warranties of the Survivor Concerning the
Transaction

In order to induce the Parent to enter into this Agreement and to consummate the transactions contemplated hereunder, the Survivor makes the following representations and warranties:

3.1 Organization, Power and Authority of the Survivor; Due
Authorization. The Survivor is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with full power and authority to enter into this Agreement and to carry out the transactions and agreements contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of the Survivor.

3.2 Binding Obligation; Noncontravention. This Agreement has been duly executed and delivered by the Survivor and is a valid and binding obligation of the Survivor, enforceable in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors' rights generally, and (b) general principles of equity, including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits on the availability of equitable remedies, whether such principles are considered at law or in equity. Neither the execution and delivery of this

Agreement by the Survivor nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of the certification of formation or limited liability company agreement of the Survivor, (ii) conflict with or violate any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against the Survivor, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Survivor; or (iii) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against the Survivor or the assets or properties of the Survivor except as would not, individually or in the aggregate, have a Material Adverse Effect on the Survivor. Except that the Survivor is required to file the Certificate of Merger and Articles of Merger with the relevant governmental authorities, no permit, consent, approval or authorization of, or declaration to or filing with, any regulatory or other governmental authority is required in connection with the execution and delivery of this Agreement by the Survivor and the consummation of the transactions contemplated hereby.

3.3 Absence of Litigation. There are no actions, suits, claims, governmental investigations or arbitration proceedings pending or, to the Knowledge of the Survivor, threatened against or affecting the Survivor or any of its assets or properties that would prevent the Survivor from consummating the transactions contemplated by this Agreement. There are no outstanding orders, decrees or stipulations issued by any federal, state, local or foreign judicial or administrative authority in any proceeding to which the Survivor is or was a party that would prevent the Survivor from consummating the transactions contemplated by this Agreement.

3.4 Brokers. Except as set forth on Schedule 3.4, the Survivor has no obligation to pay any fees or commissions to any investment banker, broker, finder or agent with respect to the transactions contemplated by this Agreement.

3.5 Membership Interests of the Survivor. As of the date hereof, all of the issued and outstanding units of membership interest of the Survivor are owned by NORTRAX, Inc., a Delaware corporation. All of the issued and outstanding units of membership interest of the Survivor are validly authorized and issued, fully paid and non-assessable. There are no outstanding warrants, options or rights of any kind to acquire from the Survivor any units of its membership interests or securities of any kind, and there are no pre-emptive rights with respect to the issuance or sale of shares of any securities of the Survivor. The Survivor has no obligation to acquire any of its issued and outstanding units of membership interest or any other security issued by it from any holder thereof.

4.0 Representations and Warranties of the Parent Concerning the Company.

In order to induce the Survivor to enter into this Agreement and to consummate the transactions contemplated hereunder, the Parent makes the following representations and warranties:

4.1 Organization, Power and Authority of the Company. The Company is a corporation duly organized and legally existing in good standing under the laws of the State of Florida, and has full corporate power and authority and all licenses and permits necessary to own or lease its properties and to carry on its business as it is now being conducted except where the failure to have such licenses or permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company is legally qualified to transact business as a foreign corporation, and is in good standing, in the jurisdictions identified in Schedule 4.1, those being the only jurisdictions in which its business or property is such as to require that it be thus qualified, except where the failure to so qualify would not have a Material Adverse Effect on the Company. For the purposes of this Agreement, with respect to a person, Material Adverse Effect means a material adverse effect on the business, financial condition or results of operations of such person, except for any effects resulting from general economic, regulatory, political or industry-wide conditions.

4.2 Capital Stock of the Company. The authorized capital stock of the Company consists solely of 5,000 shares of common stock, par value $1.00 per share, 100 shares of which are issued, outstanding and owned of record and beneficially by the Parent and none of which are issued and held in the Company's treasury. All voting rights in the Company are vested exclusively in its shares of common stock, and there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company. All of the issued and outstanding shares of common stock of the Company are validly authorized and issued, fully paid and non-assessable. There are no outstanding warrants, options or rights of any kind to acquire from the Company any shares of its common stock or securities of any kind, and there are no pre-emptive rights with respect to the issuance or sale of shares of capital stock of the Company. The Company has no obligation to acquire any of its issued and outstanding shares of common stock or any other security issued by it from any holder thereof.

4.3 Subsidiaries of the Company. The Company has no equity interest or the right or obligation to acquire an equity interest in any other person or entity.

4.4 Financial Statements of the Company. Set forth in Schedule 4.4 are the following financial statements of the Company:

    4.4.1 audited balance sheets at December 31 of each of the years 1998, 1997, and 1996;

    4.4.2 an  unaudited  balance sheet of the Company at June 30,


    4.4.3 audited statements of income and retained earnings and statements of cash flow for each year in the three-year period ended December 31, 1998;

    4.4.4 an unaudited statement of income and retained earnings of the Company for the six month period ended June 30, 1999; and

    4.4.5 an unaudited pro forma balance sheet of the Company at June 30, 1999 (the "Pro Forma Balance Sheet) attached hereto as Schedule 4.4.5,


Such financial statements present fairly, in all material respects, the financial position of the Company at each of the said balance sheet dates and the results of its operations for each of the said periods covered, and they have been prepared in conformity with generally accepted accounting principles applied on a consistent basis except as may be disclosed in the notes thereto. The unaudited balance sheet of the Company at June 30, 1999 (including the notes pertaining thereto) is referred to herein as the "1999 Balance Sheet."

4.5 Liabilities of the Company. The Company has, or at the Closing will have, no material liabilities or obligations, either accrued, absolute, contingent or otherwise, except: (i) to the extent reflected or taken into account in determining net worth in the Pro Forma Balance Sheet and not heretofore paid or discharged; (ii) to the extent clearly disclosed and specifically set forth in Schedule 4.5 hereof; and (iii) trade payables, accrued expenses and purchase money financing, in each case incurred in the ordinary course of business, consistent with prior practice, since the date of the Pro Forma Balance Sheet; provided, however, in no event shall the Company have any intercompany obligations as of the Closing that have not been entered into on an arms' length basis.

4.6 Tax Matters.

     4.6.1 As used in this Agreement, (i) "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, (ii) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, (iii) "Code" means the Internal Revenue Code of 1986, as amended, and (iv) "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a).

     4.6.2 The Company has timely filed (or joined in the filing of) all Tax Returns required to be filed by it, other than those the failure of which to file would not have a Material Adverse Effect on the Company. All such Tax Returns were correct and complete in all material respects. The Company has paid in full all Taxes which have become due or are disputing such taxes in good faith. The amounts provided in the 1999 Balance Sheet for Taxes are adequate to cover all material unpaid liabilities for all Taxes which were accrued through, or applicable to the period ended, June 30, 1999 and for which the Company may be liable in its own right or as a transferee of the assets of, or successor to, any other person or entity. There is no material Tax deficiency proposed or to the Knowledge (as defined herein) of the Parent and the Company threatened against the Company. There are no liens for Taxes upon any property or assets of the Company, except for those not yet due and payable. The Company has made all payments of estimated Taxes when due in amounts sufficient to avoid the imposition of any material penalty.

     4.6.3 All material Taxes which the Company was required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental entity or are being held by the Company in separate bank accounts for such payment, and all such withholdings and collection and all other payments due in connection therewith as of the date of the 1999 Balance Sheet are duly reflected on the 1999 Balance Sheet.

     4.6.4 None of the Tax Returns of the Company is under audit or examination by any tax authority, and there are no outstanding agreements or waivers extending the statute of limitations applicable to any federal or state income Tax Returns of the Company for any period. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The Parent has previously delivered to the Survivor accurate and complete copies of all federal and state income Tax Returns, examination reports and statements of deficiencies filed, prepared and assessed against or agreed to by the Company since December 31, 1995.

     4.6.5  Neither the Parent nor the  Company  has filed a consent  under Code
     Section 341(f) concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. The Company has not been a member of an Affiliated Group filing a consolidated federal income Tax Return other than a group the common parent of which is the Parent.

     4.6.6 Each Affiliated Group of which the Company has been a member has filed all income Tax Returns that it was required to file for each taxable period during which the Company was a member of the group, other than those the failure of which to file would not have a Material Adverse Effect on the Company. All such Tax Returns were correct and complete in all material respects. All income Taxes owed by any such Affiliated Group (whether or not shown on any Tax Return) have been paid for each taxable period during which the Company was a member of the group or adequate reserves for such Taxes have been established and are properly recorded in the financial statements of the Company. The Company does not have any liability for the Taxes of any person other than the Company. There is no tax deficiency proposed or to the Knowledge of the Parent threatened against any such Affiliated Group.

4.7 Real Estate of the Company.

     4.7.1Schedule 4.7 accurately and completely sets forth, with respect to every parcel of real estate owned by the Company (the "Real Estate"):
     (i) the address thereof; (ii) the legal description and approximate size thereof; and (iii) a brief description of the principal improvements and buildings thereon, all of which are within the property, set-back and building lines.

     4.7.2 Schedule 4.7 accurately and completely sets forth, with respect to every parcel of real estate leased by the Company (the "Leasehold Premises"): (i)"the lessor thereof and the date and term of the lease governing such property; (ii) the address thereof; (iii) the legal description and the approximate size thereof; and (iv) a brief description of the principal improvements and buildings thereon, all of which are within the property, set-back and building lines of the Leasehold Premises. The Parent has previously delivered or made available to the Survivor accurate and complete copies of each of the leases covering the Leasehold Premises, and none of such leases has been amended or modified except to the extent that such amendments or modifications are disclosed in such copies or in Schedule 4.7. All of the leases covering the Leasehold Premises are in full force and effect, and the Company is not in default or breach under any such lease, other than as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No event has occurred which with the passage of time or the giving of notice or both would cause a material breach of or default under any such lease. Neither the Parent nor the Company has Knowledge of any material breach or anticipated breach by the other parties to such lease.

     4.7.3 The Company has good and marketable title to each parcel of the Real Estate and a valid leasehold interest in each of the Leasehold Premises, free and clear of all liens, mortgages, pledges, charges, encumbrances, assessments, restrictions, covenants and easements or title defects of any nature whatsoever, except for Permitted Encumbrances. Permitted Encumbrances shall mean liens for real estate taxes not yet due and payable, and such imperfections of title and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use, of such properties or otherwise impair business operations in any material respect.

     4.7.4 The buildings located on the Real Estate and the Leasehold Premises are each in good operating condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the Company's current normal operations and business activities.

     4.7.5 Each parcel of the Real Estate and the Leasehold Premises: (i) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of the Company's business as presently conducted at such parcel; and (ii) is served by all utilities, including but not limited to water, electricity, natural gas, sewer and telephone, in such quantity and quality as are sufficient to satisfy the current normal operations and business activities of the Company's business as conducted at such parcel.

     4.7.6 Neither the Parent nor the Company has received notice of: (i) any condemnation proceeding with respect to any portion of the Real Estate or the Leasehold Premises, and to the Knowledge of the Parent or the Company no proceeding is contemplated by any governmental authority; or (ii) any special assessment which may affect the Real Estate or the Leasehold Premises, and to the Knowledge of the Parent or the Company no such special assessment is contemplated by any governmental authority.

4.8 Good Title to and Condition of the Company's Assets. The Company has good title to all of the assets and properties that it owns other than the Real Estate and Leasehold Premises, free and clear of all liens, mortgages, pledges, encumbrances or charges of every kind, nature, and description whatsoever, except those set forth in Schedule 4.8. The Company's fixed assets are in good operating condition, normal wear and tear excepted. The inventory and supplies of the Company consist of items of a quality and quantity usable and saleable in the normal course of the Company's business at values in the aggregate at least equal to the values at which such items are carried on its books.

4.9 Receivables of the Company. Except as set forth on Schedule 4.9, all of the receivables set forth or reflected in the 1999 Balance Sheet, were, as of the dates as of which the information is given therein, and as of the Closing Date all of the Company's receivables will be, valid accounts receivable which are or will be current and collectible and which have been or will be, within 90 days after the Closing Date, collected in full except to the extent of the allowance for uncollectible receivables set forth on the 1999 Balance Sheet as adjusted for operations and transactions through the Closing Date in accordance with past practice of the Company. For purposes of determining whether a receivable of a particular customer has been collected, payments received from that customer shall be applied on a first-in, first-out basis, except for cash on delivery payments and except as otherwise directed by the customer in the case of accounts and disputed in good faith.

4.10 Licenses and Permits of the Company. The Company possesses all licenses and other required governmental or official approvals, permits or authorizations, the failure to possess which would have a Material Adverse Effect on the Company. All such licenses, approvals, permits and authorizations are in full force and effect, the Company is in compliance with their requirements except where the failure to comply with such requirements would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and no proceeding is pending or, to the Knowledge of the Parent or the Company, threatened to revoke or amend any of them in any material respect.
Schedule 4.10 contains an accurate and complete list of all such licenses, approvals, permits and authorizations. None of such licenses, approvals, permits and authorizations is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except where, individually or in the aggregate, such impairment or effect would not have a Material Adverse Effect on the Company or would not affect in any material way the right of the Survivor to own or control the business of the Company following the Effective Time.

4.11 Intellectual Property of the Company. The Company possesses all proprietary rights, the failure to possess which would have a Material Adverse Effect on the Company, including without limitation patents, trade secrets, technology, know-how, copyrights, trademarks, trade names, and rights to any of the foregoing, to carry on its business as now being conducted without conflict with valid proprietary rights of others. Schedule 4.11 contains an accurate and complete list of all such proprietary rights (the "Proprietary Rights"). Except as set forth on Schedule 4.11, (i) the Company has good and valid title to, or licenses pursuant to valid license agreements to use, all of the Proprietary Rights, (ii) there have been no claims made against the Parent or the Company for the assertion of the invalidity, abuse, misuse, or unenforceability of any of such rights, and to the Knowledge of the Parent or the Company, there are no grounds for the same, (iii)neither the Parent nor the Company has received a notice of conflict with the asserted rights of others within the last five years, and (iv) to the Knowledge of the Parent or the Company, the conduct by the Parent or the Company of the Company's business has not materially infringed any such rights of others.

4.12 Adequacy of the Company's Assets; the Company's Relationships with its Customers and Suppliers. The assets and properties of the Company constitute, in the aggregate, all of the property necessary for the conduct of the Company's business in the manner in which and to the extent to which it is currently being conducted. Neither the Parent nor the Company has received any written or oral communication providing that: any current customer or customers of the Company which, either individually or in the aggregate, accounted for over 5% of the total net sales of the Company for the 12 month period ended September 30, 1999, or any current supplier to the Company of items essential to the conduct of its business, which items cannot be replaced by the Company at comparable cost to the Company and the loss of which would have a Material Adverse Effect on the Company, may terminate its business relationship with the Company. Except as set forth in Schedule 4.12, neither the Parent nor any Affiliate (as hereinafter defined) of the Parent other than the Company, nor any officer, director or employee of the Company, has any material direct or indirect interest in any customer, supplier or competitor of the Company or in any person from whom or to whom the Company leases real or personal property, or in any other person with whom the Company is doing business, other than an interest of less than 1% of the outstanding capital stock of any such person if such person's capital stock is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Schedule 4.12, the Company is not restricted by agreement from carrying on its business anywhere in the world. As used in this Agreement, the term "Affiliate" means, with respect to a specified person, any other person which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the persons specified.

4.13 Documents of and Information with Respect to the Company. Schedule
4.13 accurately and completely lists the following: (i) each loan, credit agreement, guarantee, security agreement or similar document or instrument to which the Company is a party or by which it is bound with an aggregate obligation of the Company in excess of $25,000; (ii) each lease of personal property to which the Company is a party or by which it is bound with an aggregate obligation of the Company in excess of $25,000; (iii) any other agreement, contract or commitment to which the Company is a party or by which it is bound which involves a future commitment by the Company in excess of $50,000 and which cannot be terminated without liability on 90 days or less notice;
(iv) each power of attorney executed by or on behalf of the Company; (v) the name and current annual salary of each salaried employee of the Company whose current annual salary is in excess of $30,000 and the profit sharing, bonus or any other form of compensation (other than salary) paid or payable by the Company to or for the benefit of each such person, and any employment or other agreement of the Company with any of its officers or employees; (vi the name of each of the Company's officers and directors; and (vii) the name of each bank in which the Company has an account or safe-deposit box, the name in which the account or box is held and the names of all persons authorized to draw thereon or to have access thereto. The Parent has previously furnished the Survivor with an accurate and complete copy of each such agreement, contract or commitment listed in Schedule 4.13. There has not been any material default in any obligation to be performed by the Company, or by the Parent on behalf of the Company, under any such instrument.

4.14 Insurance Covering the Company and its Assets. The Company carries (or the Parent carries on behalf of the Company) insurance, which the Parent reasonably believes is adequate in character and amount, with reputable insurers, covering all of the Company's assets, properties and business, and the Company has provided all required performance and other surety bonds. Schedule
4.14 accurately and completely lists each policy of insurance in force with respect to the Company, its assets and properties, and each of the performance or other surety bonds maintained by the Company in the conduct of its business. All premiums and other payments which have become due under the policies of insurance listed in Schedule 4.14 have been paid in full, all of such policies are now in full force and effect and neither the Parent nor the Company has received any notice from any insurer, agent or broker of the cancellation of, or any increase in premium with respect to, any of such policies or bonds, other than in the ordinary course of business. Since December 31, 1996, neither the Parent nor the Company has received notification from any insurer, agent or broker denying or disputing any claim in excess of $50,000 made by or on behalf of the Company or denying or disputing any coverage for any such claim or the amount of any claim. Except as set forth in Schedule 4.14, the Company has no claim against any of its insurers under any of such policies pending or anticipated and there has been no occurrence of any kind which would give rise to any such claim.

4.15 Litigation Involving the Company. Except as set forth in Schedule
4.15, there are no actions, suits, claims, governmental investigations or arbitration proceedings pending or, to the Knowledge of the Parent or the Company, threatened against or affecting the Company or any of its assets or properties. There are no outstanding orders, decrees or stipulations issued by any federal, state, local or foreign judicial or administrative authority in any proceeding to which the Company (or the Parent with respect to the Company) is or was a party.

4.16 Records of the Company. The Parent has previously furnished the Survivor with copies of the Company's articles of incorporation and all amendments thereto to date (certified by the Secretary of State of the State of Florida) and of the Company's bylaws (certified by the Company's secretary), and such copies are correct and complete in all respects. All of the Company's operating data and records, including without limitation, customer lists and financial, accounting and credit records (the "Company Records"), are accurate and complete in all respects and there are no material matters as to which appropriate entries have not been made in the Company Records. A record of all actions taken by the shareholders and the board of directors of the Company and all minutes of their meetings are contained in the minute books of the Company and are accurate and complete. The record books and stock ledgers of the Company contain an accurate and complete record of all issuances, transfers and cancellations of shares of capital stock of the Company.

4.17 No Material Adverse Change. Since the date of the 1999 Balance Sheet, to the Knowledge of the Parent or the Company, there have not been any changes in the business or properties of the Company, or in its consolidated financial condition, other than changes occurring in the ordinary course of business which in the aggregate have not had a Material Adverse Effect on the Company. There is not, to the Knowledge of the Parent or the Company, any threatened event or condition of any character whatsoever which would reasonably be expected to have a Material Adverse Effect on the Company.

4.18 Absence of Certain Acts or Events. Except as disclosed in Schedule
4.18, since the date of the 1999 Balance Sheet, the Company has not (and the Parent on the Company's behalf has not): (i) authorized or issued any of its shares of capital stock (including any held in its treasury) or any other securities; (ii) declared or paid any dividend or made any other distribution of or with respect to its shares of capital stock or other securities or purchased or redeemed any shares of its capital stock or other securities; (iii) paid any bonus or increased the rate of compensation of any of its employees other than in the ordinary course of business consistent with past practice; (iv) sold, leased, transferred or assigned any of its assets other than in the ordinary course of business; (v) made or obligated itself to make capital expenditures aggregating more than $250,000; (vi) paid any of the legal, accounting or other expenses of the Parent in connection with the transactions contemplated hereby;
(vii) other than in the ordinary course of business, incurred any material obligations or liabilities (including any indebtedness) or entered into any material transaction, except for this Agreement and the transactions contemplated hereby; or (viii) suffered any theft, damage, destruction or casualty loss in excess of $50,000.

4.19 Compliance with Laws by the Company. Except as set forth in Schedule
4.19, the Company is in compliance with all laws, regulations and orders applicable to the Company, its assets, properties and business, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company (it being understood between the parties that for purposes of this Section 4.19 any violation that is reasonably likely to result in criminal charges being filed against the Company or any of its employees shall be deemed to have a Material Adverse Effect on the Company). Since December 31, 1996, neither the Parent nor the Company has received notification of any asserted past or present failure by the Company, or the Parent on the Company's behalf, to comply with any laws, and to their Knowledge, no proceeding with respect to any such violation is contemplated. Neither the Company nor, to the Knowledge of the Parent or the Company, any employee of the Company, has made any payment of funds in connection with the business of the Company prohibited by law, and no funds have been set aside to be used in connection with the business of the Company for any payment prohibited by law. Without limiting the foregoing, the Company (and the Parent with respect to its

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employees involved in the business of the Company) is and at all times has been in material compliance with the terms and provisions of the Immigration Reform and Control Act of 1986 (the "Immigration Act"). With respect to each Employee (as defined in 8 C.F.R. 274a. 1(f)) involved in the business of the Company for whom compliance with the Immigration Act by Company or the Parent is required, the Company has in its possession a complete and true copy of (i) each such employee's Form I-9 (Employment Eligibility Verification Form), and (ii) all other records, documents or other papers prepared, procured and/or retained by the Parent pursuant to the Immigration Act. The Company (and the Parent on behalf of the Company) has not been cited, fined, served with a notice of intent to fine or with a cease and desist order, nor has any action or administrative proceeding been initiated or, to the Knowledge of the Parent or the Company, threatened against the Company (or the Parent on behalf of the Company) by reason of any actual or alleged failure to comply with the Immigration Act.

4.20 Environmental Matters.

     4.20.1 Except as disclosed on Schedule 4.20 hereto, (i) the business and operations of the Company do not violate any applicable Environmental Law (as defined below) in effect as of the date hereof except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (ii) the Company is in possession of all Environmental Permits (as defined below) required under any applicable Environmental Law for the conduct or operation of the business of the Company (or any part thereof), and the Company is in all material respects in compliance with all of the requirements and limitations included in such Environmental Permits, except where the failure to possess, or noncompliance with, such Environmental Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (iii) neither the Parent nor the Company has received any notice from any governmental authority that the Company's business or operations are in violation of any Environmental Law or any Environmental Permit or that it is responsible (or potentially responsible) for Remedial Action (as defined below) in any location; (iv) the Company is not the subject of any federal, state, local or private litigation or administrative proceedings involving a demand for damages or other potential liability with respect to violations of Environmental Laws which, if resolved adversely to the Company, would reasonably be expected to have a Material Adverse Effect on the Company; (v) to the Knowledge of the Parent or the Company, there has been no Release of any Contaminant at any property currently, or in the past, owned, operated, leased or occupied by the Company, the Company has not buried, dumped, disposed of or spilled or released any Contaminant at any location that Remedial Action (as defined below) is requested, required or being undertaken, and no Contaminants are located at any property currently, or in the past, owned, operated, leased or occupied by the Company, in each case where the cost of remediation of such property would reasonably be expected to have a Material Adverse Effect on the Company;
     (vi) the Company has not used any Underground Storage Tanks (as defined below), and there are not now nor, to the Knowledge of the Parent or the Company, have there been Underground Storage Tanks on the property currently, or in the past, owned, operated, leased or occupied by the Company, (vii) the Company has not transported, stored, treated or disposed, nor has it arranged for any third parties to transport, store,



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     treat or dispose of Contaminants or other waste to or at any location other than a site lawfully permitted to receive such Contaminants or other waste for such purposes, nor has it performed or arranged such transportation, storage, treatment or disposal in material contravention of any applicable Environmental Law, except for such violation that would not reasonably be expected to have a Material Adverse Effect on the Company, and (viii) to the Knowledge of the Company or the Parent, the Company has not transported or disposed, nor has it arranged for any third parties to transport or dispose, any Contaminants to or at a site which, pursuant to CERCLA (as defined below) or any similar state law, (a) has been placed on the National Priorities List or its state equivalent, or (b) the Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent. The foregoing representations in this Section 4.20.1 are the sole and exclusive representations of the Parent concerning environmental matters.

     4.20.2 For purposes of this Agreement: (i) "Environmental Law" means any law, statute, regulation or order, consent decree or settlement agreement which relates to or otherwise imposes liability or standards of conduct concerning pollution or human health or the environment (including ambient air, water, or land) including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, the Resource Conservation and Recovery Act ("RCRA"), as amended, the Federal Water Pollution Control Act, as amended, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, any so-called "Super Lien" law relating to Contaminants, the Occupational
     Safety and Health Act, as amended, the Safe Drinking Water Act and any other similar federal, state or local statutes and regulations and written and legally binding guidance promulgated pursuant to the above statutes; (ii "Environmental Permit" means any permit, license, approval, consent or other authorization required by or pursuant to any applicable Environmental Law; (iii) "Contaminant" means any hazardous substance defined as such under CERCLA, any solid or hazardous waste under RCRA, and or any petroleum or petroleum-derived substance or waste; (iv) "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of the Real Estate, the Transferred Real Property (as defined in Section 5.7 hereof) or the Leasehold Premises, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property; (v)"Remedial Action" means actions requested or required to
     (A) clean up, remove, treat or in any other way address Contaminants in the environment; (B) prevent the Release or threat of Release or minimize the further Release of any Contaminant; (C) perform pre-remedial studies and investigations and post-remedial monitoring care; or (D) correct any violation of any Environmental Law; and (vi) "Underground Storage Tanks" shall have the meaning given in RCRA and state law regulating tanks that store Contaminants located partially or fully below the surface of the ground.

4.21 Labor Relations of the Company. Except as set forth in Schedule 4.21, the Company (and the Parent on behalf of the Company) is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and to the Knowledge of the Parent or the Company, there has been no effort by any labor union to organize any employees of the Company (or employees of the Parent who are or are likely to become employees of the Company) into one or more collective bargaining units. There is not pending or, to the Knowledge of the Parent or the Company, threatened any labor dispute, strike or work stoppage which affects or which may affect the business of the Company or which may interfere with its continued operation. Neither the Company nor any agent, representative or employee of the Company has committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is not now pending or, to the Knowledge of the Parent or the Company, threatened any charge or complaint against the Company (or the Parent on the part of the Company) by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of the Company during the four-year period prior to the date hereof. Neither the Parent nor the Company is aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with the Company.

4.22 Employee Benefits.

     4.22.1 Neither the Company, nor any corporation or business which is now or at the relevant time was a member of a controlled group of corporations or trades or businesses including the Company, within the meaning of Section 414 of the Code, maintains or contributes to, or at any time since December 31, 1993 maintained or contributed to: (i) any non-qualified deferred compensation or retirement plans or arrangements; (ii) any qualified defined contribution retirement plans or arrangements; (iii) any qualified defined benefit pension plan; (iv) any other plan, program, agreement or arrangement under which former employees of the Company or their beneficiaries are entitled, or current employees of the Company will be entitled following termination of employment, to medical, health, life insurance or other benefits other than pursuant to benefit continuation rights granted by state or federal law; or (v) any other material employee benefit, health, welfare, medical, disability, life insurance, stock, stock purchase or stock option plan, program, agreement, arrangement or policy, except in each case as described in Schedule 4.22 attached hereto. The plans described in Schedule 4.22 are referred to herein as the "Plans."

     4.22.2 The administration of the Plans complies in all material respects with the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"), and the Plans meet any applicable requirements for favorable tax treatment under the Code in both form and operation. All of the Plans which constitute employee pension benefit plans or employee welfare plans subject to ERISA and the trusts or other funding vehicles related to the Plans have been maintained in material compliance in both form and operation with the requirements of ERISA including, but not limited to, the preparation and filing of all required reports with respect to the Plans, the submission of such reports to the appropriate governmental authorities, the timely preparation and distribution of all required employee communications (including, without limitation, any notice of plan amendment which is required prior to the effectiveness of such amendment), the proper and timely purchase and maintenance of required surety bonds and the proper and timely disposition of all benefit claims. The costs of administering the Plans, including fees for the trustee and other service providers which are customarily paid by the Company (or by the Parent on behalf of the Company), have been paid or will be paid prior to the Closing or are reflected in the 1999 Balance Sheet. There have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code with respect to any of the Plans or any parties in interest or disqualified persons with respect to the Plans or any reduction or curtailment of accrued benefits with respect to any of the Plans. There are no pending or threatened claims, lawsuits, or arbitrations which have been asserted or instituted against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans.

     4.22.3 All required contributions for all Plan years ending prior to the Closing Date have been made and adequate accruals for contributions with respect to all current Plan years are reflected in the 1999 Balance Sheet. Except as provided in Schedule 4.22.3, the Company has no plans, programs, agreements or arrangements and has made no other commitments to its employees, former employees or their beneficiaries under which it has any obligation to provide any retiree or other employee benefit payments.

     4.22.4 The Parent has furnished the Survivor with true and complete copies of: (i) the Plans and any related trusts or funding vehicles, policies or contracts and the related summary plan descriptions with respect to each Plan; (ii) the most recent determination letters received from the Internal Revenue Service regarding the Plans and copies of any pending applications, filings or notices with respect to any of the Plans with the Internal Revenue Service, the Pension Benefit Guaranty Corporation, the Department of Labor or any other governmental agency; (iii) the latest financial statements and annual reports for each of the Plans and related trusts or funding vehicles, policies or contracts as of the end of the most recent plan year with respect to which the filing date for such information has passed; (iv) the reports of the most recent actuarial valuations of the Plans; (v) copies of any investment management agreement under any Plan and any fiduciary insurance policies, surety bonds, rules, regulations or policies of the trustees or of any committee thereunder; and (vi) copies of any communications or notices provided to employees or plan participants with respect to the Plans.

4.23 Product Warranties. Each product manufactured, sold, leased, or delivered by the Company has conformed with all applicable contractual commitments and all express and implied warranties except, either individually or in the aggregate, where the failure to conform with all applicable contractual commitments and express and implied warranties would not have a Material Adverse Effect on the Company, and the Company has no material liability (and, to the Knowledge of the Parent or the Company, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any material liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the 1999 Balance Sheet, as adjusted for operations and transactions through the Closing Date in accordance with past practice of the Company. Except as set forth on Schedule 4.23, no product manufactured, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease provided by the manufacturer or supplier of the product. Schedule 4.23 includes copies of the standard terms and conditions of sale or lease for the Company (containing applicable guaranty, warranty, and indemnity provisions).

4.24 Product Liability. The Company has no material liability (and, to the Knowledge of the Parent or the Company, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any material liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company.

4.25 Transactions with Affiliates. Except as set forth in Schedule 4.25, since December 31, 1998, (i) no officer, director or Affiliate of Parent has provided or caused to be provided any assets, services or facilities used or held for use in connection with the business of the Company with a value in excess of $25,000, and (ii) the Company has not provided or caused to be provided any assets, services or facilities to any such officer, director or Affiliate with a value in excess of $25,000. Except as disclosed in Schedule 4.25, each of the transactions listed in Schedule 4.25 has been engaged in on an arm's-length basis.

4.26 Year 2000. None of the material computer software, computer firmware, computer hardware and computer chips with embedded software or instruction sets that are used or relied on by the Company in connection with the operation of the business of the Company will in any material way cease to function, generate incorrect data, or produce incorrect results when processing, providing or receiving (i) date-related data in and between the years 1999 and 2000 and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

4.27 Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom. Neither the Company nor any of its Affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

4.28 Accuracy of Information Furnished by the Parent and the Company. The representations, statements and information made or furnished by the Parent or the Company to the Survivor, including without limitation those contained in this Agreement and the various schedules attached hereto, do not contain and shall not contain any untrue statement of a material fact and do not omit and shall not omit any material fact necessary to make the information contained therein not misleading.

4.29 Knowledge. "Knowledge" means, with respect to any representation, warranty or statement of any party in this Agreement that is qualified by such party's "knowledge," the actual knowledge of such party and all knowledge that a reasonably prudent person should have if such person duly performed his or her duties as an officer, director, manager or employee, as the case may be, of such party with due care, and made reasonable and diligent inquiry and exercised due diligence and care with respect to the matter to which such qualification by knowledge applies. The term "knowledge" as used herein with respect to the Parent shall be limited to the knowledge of Kevin P. Fitzgerald and Mark Irion. The term "knowledge" as used herein with respect to the Company shall be limited to the knowledge of Manuel A. Alvarez, Terry Burkhart, Willie Ramos, Russ Beals, Kevin Enkee, Roger Fisher, Jaime Pinero, Rich Rise, Max Wysong, Richard Ginder, and Mitch Roberts. The term "knowledge" as used herein with respect to the Survivor shall be limited to the knowledge of its Manager and its officers and directors.

5.0 Additional Covenants of the Parent

5.1 Commercially Reasonable Best Efforts. The Parent and the Company will use their commercially reasonable best efforts to cause to be satisfied as soon as practicable and prior to the Closing Date all of the conditions set forth in
Section 8.0 to the obligation of the Survivor to consummate the Merger.

5.2 Conduct of Business Pending the Closing. From and after the execution and delivery of this Agreement and until the Closing Date, except as otherwise provided by the prior written consent of the Survivor (such consent not to be unreasonably withheld):

     5.2.1 the Company will, and the Parent will cause the Company to, conduct its business and operations in all material respects in the manner in which the same have heretofore been conducted (except as otherwise required by this Agreement) and the Company will, and the Parent will use its commercially reasonable best efforts to cause the Company to, (i) preserve its business organization intact, (ii) keep available the services of its officers, employees, agents and distributors, and (iii) preserve its relationships with customers, suppliers and others having dealings with the Company;

     5.2.2 the Company will, and the Parent will cause the Company to, maintain all of its properties in customary repair, order and condition, reasonable wear and use and damage by unavoidable casualty excepted, and to maintain insurance of such types and in such amounts upon all of its properties and with respect to the conduct of its business as are in effect on the date of this Agreement; and

     5.2.3 the Company  will not, and the Parent will not permit the Company to,
     (i) authorize or issue any shares of its capital stock (including any held in its treasury) or any other securities, (ii) declare or pay any dividend or make any other distribution of or with respect to its shares of capital stock or other securities or purchase or redeem any shares of its capital stock or other securities; (iii) pay any bonus in excess of $5,000 individually or $100,000 in the aggregate or increase the rate of compensation of any of its employees other than in the ordinary course of business or as set forth on Schedule 5.2.3 or enter into any new employment agreement or amend any existing employment agreement; (iv) sell, lease, transfer or assign any of its assets other than in the ordinary course of business; (v) make or obligate itself to make capital expenditures, other than purchases of equipment for resale in the ordinary course of business, aggregating more than $150,000 in the aggregate or $75,000 with respect to any single capital expenditure; (vi) pay any of the legal, accounting or other expenses of the Parent in connection with the transactions contemplated hereby; (vii) incur any material obligations or liabilities or enter into any material transaction; or (viii) amend its articles of incorporation or bylaws.

5.3 Access to the Company's Plants, Properties and Records. From and after the execution and delivery of this Agreement, the Company will, and the Parent will cause the Company to, afford to the representatives of the Survivor access, during normal business hours and upon reasonable notice, to the Company's premises sufficient to enable the Survivor to inspect the assets and properties of the Company and to prepare filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") with respect to any acquisitions which the Survivor may propose to make following the Closing and which would require information regarding the Company to be included therein, and the Company will, and the Parent will cause the Company to, furnish to such representatives during such period all such information relating to the foregoing investigation and filings under the HSR Act as the Survivor may reasonably request; provided, however, that any furnishing of such information to the Survivor and any investigation by the Survivor shall not affect the right of the Survivor to rely on the representations and warranties made by the Parent in or pursuant to this Agreement, and, provided further that the Survivor will hold in confidence all documents and information concerning the Company so furnished, and, if the Merger pursuant hereto shall not be consummated, such confidence shall be maintained and the Survivor will not use or disclose to any person any such document or information (except to the extent that such information can be shown to be previously available to the Survivor and not subject to confidentiality restrictions, publicly available, or disclosed to the Survivor by a person who is not obligated to maintain the confidentiality of such information) and, at the Company's request, the Survivor shall return to the Company all information furnished to the Survivor by the Company or the Parent in connection with the transactions contemplated by this Agreement.

5.4 Notice of Material Developments. The Parent and/or the Company will give prompt written notice to the Survivor of any material development affecting the assets, properties, business, financial condition or results of operation of the Company, including, without limitation, any development which results in the inaccuracy of any of the representations and warranties of the Parent made herein. However, no disclosure pursuant to this Section 5.4 shall be deemed to amend or supplement any of such representations and warranties, or any of the schedules hereto.

5.5 Confidentiality. Subject to compliance with applicable laws, the Parent will treat and hold confidential all information concerning the business and affairs of the Company that is not already generally available to the public (the "Confidential Information"), refrain from using any of the Confidential Information except in connection with this Agreement and the operation of the Company's business prior to the Closing, and deliver promptly to the Survivor or destroy, at the request and option of the Survivor, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that the Parent is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential

Information, that Parent will notify the Survivor promptly of the request or requirement so that the Survivor may seek an appropriate protective order or waive compliance with the provisions of this Section 5.5.

5.6 No Other Discussions. The Parent will not, prior to the Closing Date, directly or indirectly through any of its Affiliates, directors, employees, financial advisors or other agents or representatives, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person relating to the acquisition of any material portion of the assets, stock or business of the Company, either solely or as part of a sale of a larger portion or all of the Parent's stock, material portion of assets and business. Parent further agrees to give Survivor prompt written notice in the event that Parent or any of its agents or representatives is contacted by any other person with respect to any such possible transaction described in the preceding sentence.

5.7 Transferred Real Property. Prior to the Closing Date, Parent shall transfer to the Company each of the parcels of real property used in connection with the Company's operations at the locations identified on Schedule 5.7 (the "Transferred Real Property"). The Transferred Real Property shall be transferred to the Company free and clear of all liens, mortgages, pledges, encumbrances or charges of every kind, nature and description whatsoever except for Permitted Encumbrances.

5.8 Access to Employees. The Parent and the Company shall cooperate with the Survivor by permitting the Survivor prior to the Closing (i) to meet with the employees of the Company at such times as shall be approved by Parent or its representatives (which approval shall not be unreasonably withheld), and (ii) to distribute to the employees such forms and other documents relating to employment by the Survivor following the Closing as the Survivor shall reasonably request.

5.9 Title Insurance. Parent shall cooperate with Survivor to enable
Survivor to obtain no later than 15 days prior to the Closing, a commitment for an ALTA Owner's Title Insurance Policy - Form B-1970 for each parcel of Real Estate and Transferred Real Property (the "Title Commitment"), issued by a title insurance company reasonably satisfactory to Survivor (the "Title Company") together with a legible copy of all documents referenced in the Title Commitment.

6.0 Additional Covenants of the Survivor

6.1 Commercially Reasonable Best Efforts. The Survivor will use its commercially reasonable best efforts to cause to be satisfied as soon as practicable and prior to the Closing Date all of the conditions set forth in
Section 9.0 to the obligation of the Parent and the Company to consummate the Merger pursuant to this Agreement and in Section 8.4 and 8.5 to the obligation of the Survivor to consummate the Merger pursuant to this Agreement.

7.0 Additional Covenants of the Survivor, the Parent and the Company

7.1 Access to Information. Each of the Survivor and the Parent agrees that it will cooperate with and make available to the other party, during normal business hours, all books and records, information and employees (without substantial disruption of employment) retained and remaining in existence or in its employ after the Closing Date which are necessary or useful in connection with preparation of financial statements, any tax inquiry, audit, investigation or dispute, any audit by exchanges or data providers, any litigation or investigation or any other matter requiring any such books and records, information or employees for any reasonable business purpose. The party requesting any such books and records, information or employees shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such books and records, information or employees and shall keep all such information confidential. The Parent may require certain financial information relating to the Company for periods prior to the Closing Date for the purpose of preparing financial statements, filing Tax Returns and other governmental reports, and the Survivor agrees to furnish such information to the Parent at the Parent's request and expense.

7.2 Consents and Approvals. Each of the Parent, the Company and the Survivor shall use its commercially reasonable best efforts to obtain (or, in the case of the Parent, cause the Company to obtain) all necessary consents, waivers, authorizations and approvals and make any filings (a) listed in
Schedule 7.2 (such list including, without limitation, all contracts, agreements or commitments of the Company that require consent to the assignment of such contracts, agreements or commitments as a result of the Merger) and (b) of or with all Government Entities required in connection with the execution, delivery and performance by it of this Agreement or to permit the Survivor to conduct the business of the Company as being conducted by it immediately prior to the Closing.

7.3 HSR Act Compliance. The Survivor agrees to use its commercially reasonable best efforts to make, or cause to be made, appropriate filings pursuant to the HSR Act with respect to the transactions (the "Formation Transaction") contemplated by that certain Joint Venture Agreement (the "Joint Venture Agreement") dated the date hereof by and among the Company, Deere & Company, John Deere Construction Holdings, Inc., Credit Suisse First Boston Equity Partners, L.P., Credit Suisse First Boston Equity Partners (Bermuda), L.P., and EMA Private Equity Fund 1999, L.P. The Survivor hereto shall use its commercially reasonable best efforts to make, or cause to be made, such filings promptly, to respond to any requests for additional information and documentary material that may be requested pursuant to the HSR Act and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date.

7.4 Further Assurances. Subject to the terms and conditions herein provided, the Parent, the Company and the Survivor each agree to use their commercially reasonable best efforts to (i) take, or cause to be taken, all actions, and to do, or cause to be done as promptly as practicable, all things necessary, proper or advisable under applicable laws to consummate and effect the transactions contemplated by this Agreement, including providing all notices and making all registrations, filings and applications necessary or desirable for the consummation of the transactions contemplated herein; (ii) defend any lawsuits or other legal proceedings (whether judicial or administrative) challenging this Agreement or the consummation of the transactions contemplated herein, including seeking to have any stay or temporary restraining order entered by any court or other governmental authority vacated or reversed; (iii) fulfill or obtain the fulfillment of all other conditions to Closing; and (iv) upon the request of a party hereto at any time after the Closing Date, to execute and deliver any further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting party or its counsel may request in order to perfect title of the Survivor and its successors and assigns to assets of the Company immediately prior to the Closing or to otherwise effect the purposes of this Agreement.

7.5 Notification of Certain Matters. Each of the Parent, the Company and the Survivor shall give prompt notice to the other of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

7.6 Employee Matters. Following the Closing, the Survivor shall have no obligation to employ any of the persons currently employed by the Company or to continue, or institute any replacement or substitution for, any vacation, severance, incentive, bonus, profit sharing, pension or other employee benefit plan or program of the Company. The Survivor shall, or shall cause the Company to, grant to each person who is an employee of the Company immediately prior the Closing Date (the "Company Employee") full service credit under the all benefit plans maintained by the Survivor following the Closing (the "Survivor Plans") for service with the Company and its subsidiaries for all purposes, except to the extent that benefits would be duplicated in respect of the same period of service. The Survivor shall waive any and all pre-existing condition limitations and exclusions and waiting periods that may otherwise apply to the Company Employees under the Survivor Plans and shall cause such Company Employees to receive full credit for amounts paid or accrued towards any deductible or copayment requirements incurred during the current plan year. This Section 7.6 shall survive the Closing Date, and is intended to be for the benefit of, and shall be enforceable by the Company and shall be binding on Survivor and its successors and assigns.

7.7 Company Indebtedness Under Credit Agreement. The Parent agrees that on or prior to Closing it will repay in full all of the Company's indebtedness under the Amended and Restated Credit Agreement dated May 1, 1998 among the Company, the Parent, Neff Rental, Inc., Bankers Trust Company, as Agent and other Lenders (the "Credit Agreement"), and that it will take all action necessary to (i) terminate the Company's obligations under the Credit Agreement effective as of the Closing Date with no further obligation or liability of the Company thereunder and (ii) release the Company from its guarantees of the Parent's 10% Senior Subordinated Notes issued May 1998 and the Parent's 10% Senior Subordinated Notes issued December 1998 effective as of the Closing Date with no further obligation or liability of the Company thereunder.

7.8 Neff Rental, Inc. Survivor and Parent shall use their commercially reasonable best efforts to negotiate, execute and deliver at the Closing one or more agreements providing for (i) Neff Rental, Inc. ("Rental") to continue to lease the parcels of real estate listed on Schedule 7.8 at the rental rates set forth on Schedule 7.8 for a period of three months following the Closing and at fair market value rental rates thereafter (such fair market rental rates to be determined by agreement between the parties prior to the Closing) and on other customary terms and conditions (including termination 60 days following the occurrence of a change in control of Rental or Parent) for a period of up to one year following the Closing Date, or for such shorter period as Rental wishes to continue to lease each such parcel of real estate and (ii) service and supply arrangements between the Survivor and Rental following the Closing.

7.9 Environmental Remediation.

     7.9.1 Each of the Survivor, the Parent and the Company agree to cooperate with the preparation as soon as practicable after the date hereof of a written cost estimate by Dames & Moore (the "Remediation Cost Estimate") to be provided to both Survivor and Parent for the investigation, corrective action, cleanup, removal, remediation, or other response action (collectively "Environmental Response Action") relating to the Release or presence of Contaminants at, from, in, to, on, or under, the locations of the Company listed on Schedule 7.9 hereof (the "Remediated Property") as described in the Phase II environmental assessments conducted by Dames & Moore on or about November or December, 1999. In connection therewith, the Company shall cooperate and render to Dames & Moore and the Survivor reasonable access to the Remediated Property, making appropriate personnel available and providing factual background and technical data. Any Environmental Response Action selected by Dames & Moore for calculation of the Remediation Cost Estimate shall be selected in a Commercially Reasonable Manner (as defined in Section 11.5.3) and shall require the Least Costly Alternative. The Least Costly Alternative shall be that Environmental Response Action that is the least expensive alternative: (i) consistent with the requirements of F.A.C. Chapter 62-770 and the Contaminant Cleanup Target Levels set forth in Tables I-VI in F.A.C. Chapter 62-777; and (ii) which does not result in a material adverse impact upon the Survivor's use of the Real Estate, the Leasehold Premises and the Transferred Real Property, or ability to conduct the business of the Survivor on such properties. In the event Parent and Survivor cannot agree that the selected Environmental Response Action is the Least Costly Alternative, such dispute shall be resolved pursuant to Section 11.7.

     7.9.2 After the Closing, Survivor shall undertake the Environmental Response Action contemplated in the Remediation Cost Estimate in a Commercially Reasonable Manner (as defined in Section 11.5.3). The implemented Environmental Response Action shall be the Least Costly Alternative as modified, authorized or approved by the Florida Department of Environmental Protection. The costs and expenses to undertake the Environmental Response Action (such costs being the "Remediation Costs"), shall be paid with the Escrowed Funds pursuant to Section 1.10 hereof and the Escrow Agreement, and, to the extent the Escrowed Funds are insufficient to pay for the Remediation Costs, the Parent shall be responsible for the remaining amount of the Remediation Costs.

     7.9.3 Parent shall have the right to participate fully in any meetings or negotiations between the Survivor and any third party (including, without limitation, any governmental authority, consultants or other experts) retained in connection with the scope, nature and implementation of any Environmental Response Action contemplated in the Remediation Cost Estimate. The Survivor shall keep Parent reasonably informed with respect to the implementation of such Environmental Response Action, shall provide Parent with reasonable advance written notice of meetings or negotiations with respect thereto, and shall promptly provide Parent with copies of all documents provided to or received from any third party with respect to such Environmental Response Action. Parent shall have the right, upon reasonable prior notice, to enter the Remediated Property for the purposes of observing and understanding all activities relating to such Environmental Response Action and obtaining split samples of any sampling conducted in connection therewith; in undertaking the foregoing, Parent shall make all reasonable efforts to minimize interference with the Survivor's ability to conduct its business. The Survivor shall cooperate and render to Parent access to the Remediated Property, making appropriate personnel available and providing factual background and technical data.

     7.9.4 Any disputes arising between the parties under this Section 7.9 (including, without limitation, disputes regarding whether an Environmental Response Action is the Least Costly Alternative and performed in a Commercially Reasonable Manner) shall be resolved pursuant to Section 11.7.

     7.9.5 With the exception of Section 11.3, the provisions of this Section

7.9 with respect to the matters described in the Phase II environmental assessments conducted by Dames & Moore on or about November or December, 1999 shall constitute the exclusive remedy of the Survivor, its affiliates, their respective officers, directors, employees and assigns with respect to the matters covered under Section 7.9.

8.0 Conditions to the Obligation of the Survivor

The obligation of the Survivor to purchase the Shares shall be subject to the fulfillment or waiver at or prior to the Closing Date of each of the following conditions:

8.1 Accuracy of Representations and Warranties and Compliance with
Obligations. Each of the representations and warranties of the Parent set forth in this Agreement (without giving effect to any limitation as to "materiality," "material" or "Material Adverse Effect" set forth therein) shall be true and correct as of the date of this Agreement and (except those representations and warranties that address matters only as of a particular date which need be true and accurate as of such date) as of immediately before the Closing (except, however, Survivor acknowledges that the Transferred Real Property shall no longer be leased by the Company but shall be owned by the Company; as such, Parent represents and warrants that the representations and warranties contained in Section 4.7 hereof with respect to the Real Property shall be true and correct with respect to the Transferred Real Property) such that the cumulative effect of all such failures to be so true and correct are not reasonably likely to have a Material Adverse Effect on the Company. The Parent shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date in all material respects. The Parent shall have delivered to the Survivor a certificate, dated as of the Closing Date and signed by the Secretary of the Parent, certifying that such representations and warranties are thus true and correct such that the cumulative effect of all failures to be true and correct (without giving effect to any limitation as to "materiality," "material" or "Material Adverse Effect" set forth therein) are not reasonably likely to have a Material Adverse Effect on the Company and that all such obligations of the Parent and the Company have been thus performed and complied with in all material respects.

8.2 Opinion of Counsel. The Survivor shall have received an opinion dated the Closing Date from Fried, Frank, Harris, Shriver & Jacobson, counsel for the Parent, in form and substance as set forth in Exhibit A attached hereto.

8.3 Certified Resolutions. The Parent and the Company shall have delivered to the Survivor a copy of a resolution adopted by the Boards of Directors of the Parent and the Company authorizing the transactions contemplated by this Agreement, certified as of the Closing Date by the Secretary of the Parent and the Company, respectively.

8.4 Receipt of Necessary Consents. All necessary consents or approvals of third parties to any of the transactions contemplated hereby listed on Schedule
8.4 shall have been obtained and shown by written evidence satisfactory to the Survivor.

8.5 [Intentionally Omitted.]

8.6 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the Merger or any other transaction contemplated hereby, or which might affect the right of the Survivor to own or control the business of the Company and which, in the reasonable judgment of the Survivor, makes it inadvisable to proceed with the Merger.

8.7 Resignations. The Parent shall have delivered to the Survivor the written resignations of the sole director of the Company and the written resignations of such officers of the Company as may be requested by the Survivor.

8.8 HSR Act Waiting Period. The waiting period imposed by the HSR Act with respect to the Formation Transaction shall have expired or been terminated and no injunction or other order prohibiting the Formation Transaction shall have been entered by any court.

8.9 Transferred Real Property. The Transferred Real Property shall have been transferred to the Company in accordance with and pursuant to the terms of
Section 5.7 hereof.

8.10 Release of Obligations. The Survivor shall have received evidence, in form and substance satisfactory to it, that (i) all intercompany accounts and obligations of the Company to the Parent (except for executory purchase or lease agreements for equipment at fair market value prices and/or warranty/service obligations for equipment) and (ii) all of the Company's obligations for the repayment of borrowed money (including guarantees of obligations of the Parent and its Affiliates) have been satisfied or released or will be satisfied or released upon the Closing (the Parent hereby acknowledging and agreeing that it shall be solely responsible for the payment of all amounts necessary to pay and retire such indebtedness).

8.11 Dealership Termination and Release Agreement. The Parent shall have executed and delivered to John Deere Construction Equipment Company the Dealership Termination and Release Agreement in form attached hereto as Exhibit B.

8.12 Survivor's Frustration of Closing Conditions. The Survivor may not rely on the failure of any conditions set forth in Section 8.0 hereof above to be satisfied if such failure was caused by the Survivor's failure to act in good faith or to comply with the provisions of Section 7.2.

8.13 [Intentionally Omitted.]

8.14 Articles of Merger. The Company shall have executed and delivered to the Survivor the Articles of Merger, substantially in the form attached hereto as Exhibit C.

8.15 Release of Liens. At or prior to the Closing, the Company shall have received for filing (i) releases of all liens, judgments, mortgages and each other monetary lien referred to or included in the Title Commitments and (ii) duly executed UCC-3s in valid form releasing those liens evidenced by the financing statements referred to on Schedule 8.15 and any other financing statements referred to or included in the Title Commitments.

8.16 Escrow Agreement. The Escrow Agent and the Parent shall have executed and delivered to the Survivor the Escrow Agreement.

9.0 Conditions to Obligation of the Company and the Parent

The obligation of the Parent and the Company to consummate the Merger shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

9.1 Accuracy of Representations and Warranties and Compliance with
Obligations. Each of the representations and warranties of the Survivor set forth in this Agreement (without giving effect to any limitation as to "materiality," "material" or "Material Adverse Effect" set forth therein) shall be true and correct as of the date of this Agreement and (except those representations and warranties that address matters only as of a particular date which need be true and accurate as of such date) as of immediately before the Closing such that the cumulative effect of all such failures to be so true and correct are not reasonably likely to have a Material Adverse Effect on the Survivor. The Survivor shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date in all material respects. The Survivor shall have delivered to the Parent a certificate, dated as of the Closing Date and signed by the Manager of the Survivor, certifying that such representations and warranties are thus true and correct such that the cumulative effect of all failures to be true and correct (without giving effect to any limitation as to "materiality," "material" or "Material Adverse Effect" set forth therein) are not reasonably likely to have a Material Adverse Effect on the Survivor and that all such obligations of the Survivor have been thus performed and complied with in all material respects.

9.2 Opinion of Counsel. The Parent shall have received an opinion, dated the Closing Date, from Bell, Boyd & Lloyd, counsel for the Survivor, in form and substance as set forth in Exhibit D attached hereto.

9.3 Certified Resolutions. The Survivor shall have delivered to the Parent a copy of resolutions adopted by the Manager and the sole Member of the Survivor authorizing the transactions contemplated by this Agreement, certified as of the Closing Date by the Secretary of the Survivor.

9.4 [Intentionally Omitted.]

9.5 Receipt of Necessary Consents. All consents or approvals of third parties listed on Schedule 8.4 shall have been obtained and shown by written evidence reasonably satisfactory to the Company.

9.6 Parent's Frustration of Closing Conditions. The Parent may not rely on the failure of any conditions set forth in Section 9.0 herein to be satisfied if such failure was caused by the Parent's failure to act in good faith or to comply with the provisions of Section 7.2.

9.7 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the Merger or any other transaction contemplated hereby, or which, in the reasonable judgment of the Company, makes it inadvisable to proceed with the Merger.

9.8 Certificate of Merger. The Survivor shall have executed and delivered to the Company the Certificate of Merger, substantially in the form attached hereto as Exhibit E.

9.9 Escrow Agreement. The Escrow Agent and the Survivor shall have executed and delivered to the Parent the Escrow Agreement.

10.0 Certain Actions After the Closing

10.1 Execution of Further Documents. From and after the Closing, upon the reasonable request of the Survivor or the Parent, the other party shall execute, acknowledge and deliver all such further acts, deeds, as signments, transfers, conveyances, powers of attorney and assurances as may be required to convey and transfer to and vest in the Survivor and protect its right, title and interest in and to any and all of the assets of the Company and as may be appropriate otherwise to carry out the transactions contemplated by this Agreement.

10.2 Tax Matters.

     10.2.1 Any tax sharing or allocation agreement between the Company and the Parent or any Affiliate of the Parent shall terminate as of the Closing Date and shall have no further effect for any taxable year (whether the current year, a future year or a past year).

     10.2.2 The Parent agrees to indemnify the Company and the Survivor from and against any Taxes and any and all related expenses and fees, including court costs and attorneys' fees and expenses, resulting from, arising out of or related to any liability of the Company for Taxes of any Person other than the Company (i) under Treasury Reg. Sec. 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

     10.2.3 The parties intend that the Merger will be treated for federal and state income Tax purposes as a taxable sale of the assets of the Company by the Company to the Survivor and agree to so treat the Merger on all income Tax Returns. The Parent will include the income and gain of the Company (including any income or gain arising from such sale of assets, any deferred income triggered into income and any excess loss accounts taken into income under the applicable provisions of the consolidated return regulations) on the Parent's consolidated federal income Tax Returns and any combined, unitary or consolidated state income Tax Returns for a group that includes at least one member of the Parent's Affiliated Group (other than the Company) and the Company for all periods through and including the Closing Date and pay any federal income Taxes attributable to such income. The Survivor will furnish Tax information to the Parent for inclusion in the Parent's federal consolidated income Tax Return for the period which includes the Closing Date in accordance with the Company's past practice. The Parent shall prepare and file all Tax Returns for the Company for all periods and shall pay all Taxes due in connection with such Tax Returns. Survivor shall pay to Parent within five (5) business days of (i) receipt of notice of such filing by Parent, an amount equal to the portion of such Taxes due pursuant to the filing of any Tax Returns under this Section
     10.2.3 for which an accrual was made on the Closing Net Asset  Statement or
     (ii) receipt of notice of payment by Parent of additional Tax pursuant to a Final Determination for pre-closing periods, an amount equal to such payment, but only to the extent such payment does not exceed the amount accrued for Taxes on the Closing Net Asset Statement minus the amount, if any, previously paid to Parent by Survivor pursuant to clause (i) or (ii) hereof. The Parent agrees to indemnify the Survivor against all Taxes of or with respect to the Company for all taxable periods, except for Taxes for which an accrual was made on the Closing Net Asset Statement and with respect to which no payment has been made to Parent by Survivor pursuant to the preceding sentence. For purposes of this section 10.2.3, "Final Determination" means the final resolution of liability for any Tax for a taxable period, (i) by IRS Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the IRS, or by a comparable form under the laws of other jurisdictions; except that a Form 870 or 870-AD or comparable form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of the taxing authority to assert a further deficiency shall not constitute a Final Determination; (ii) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable; (iii) by a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreements under the laws of other jurisdictions; or (iv) by any other final disposition.

     10.2.4 The Parent and the Survivor agree that the Merger Consideration and the liabilities of the Company (plus other relevant items) will be allocated to the assets of the Company for all purposes (including Tax purposes) as agreed to by the Parent and the Survivor following the Closing. The Parent, the Company and the Survivor will file all Tax Returns and information reports in a manner consistent with such allocation. The Parent and the Survivor agree that they will prepare and file any notices or other filings required pursuant to Section 1060 of the Code and that any such notices or filings will be prepared based on such allocation or as required by law.

     10.2.5 The Survivor and the Parent shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 10.2 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such Tax Return, audit, litigation or other proceeding. Any information shared in connection with Taxes shall be kept confidential, except as may otherwise be necessary in connection with the filing of Tax Returns or any audit, litigation or other proceeding with respect to Taxes.

10.3 Transfer of Assets. From and after the Closing, if the Parent or the Survivor shall discover that the Parent or any of its Affiliates (other than the Company) is the owner of any assets which prior to the Closing were assets used solely or primarily in the business and operations of the Company, then on the reasonable request of the Survivor, the owner of the assets so discovered shall effect the legal transfer and physical delivery of the same without any further consideration, to the end that the Company (or any successor or other party thereto designated by the Survivor) shall possess all of the assets used solely or primarily in the business and operations of the Company.

11.0     Indemnification

11.1 Agreement by the Parent to Indemnify. The Parent and any successor hereby agrees to indemnify and hold harmless the Survivor and its Affiliates and any successor to all or any part of the business of the Company (an "Indemnified Party") in respect of the aggregate of all Indemnifiable Damages. For purposes of this Agreement, "Indemnifiable Damages" with respect to the Survivor or its Affiliates means the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including reasonable counsel fees and expenses reasonably incurred in investigating or defending third party claims) incurred or suffered by any Indemnified Party resulting from (i) any breach of any representation or warranty made by the Parent in this Agreement (without regard to any qualification concerning "Material Adverse Effect" or "materiality"), or
(ii) any default in the performance of any of the covenants or agreements made by the Parent in this Agreement. The right to payment of Indemnifiable Damages or other remedy based on representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

11.2 Agreement by Survivor to Indemnify. The Survivor and any successor hereby agrees to indemnify and hold harmless the Parent and its Affiliates and any successor to all or any part of the business of the Parent (an "Indemnified Party") in respect of the aggregate of all Indemnifiable Damages. For purposes of this Agreement, "Indemnifiable Damages" with respect to the Parent or its Affiliates means the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including reasonable counsel fees and expenses reasonably incurred in investigating or defending third party claims) incurred or suffered by an Indemnified Party resulting from (i) any breach of any representation or warranty made by the Survivor in this Agreement (without regard to any qualification to "Material Adverse Effect" or "materiality"), or (ii) any default in the performance of any of the covenants or agreements made by the Survivor in the Agreement. The right to payment of Indemnifiable Damages or other remedy based on representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

11.3  Limitations  and Qualifications.

     11.3.1 Each of the representations and warranties of the Parent and Survivor made in this Agreement or pursuant hereto and the indemnity obligations set forth in this Section 11.0 or elsewhere in this Agreement shall survive for a period of eighteen (18) months after the Closing Date; provided, however, that the representations and warranties made in Sections 2.1, 2.2, 2.3, 2.4, 3.1, 3.2, 3.4, 3.5, 4.1, 4.2 and 4.3 hereof (the
     "Excluded Representations and Warranties") and the indemnification obligations of the parties contained in Section 10.2, shall each survive indefinitely (in each case, the "Survival Period"). No claim for the recovery of Indemnifiable Damages based upon the breach of such representations and warranties or upon any of the other indemnity obligations set forth in this Agreement may be asserted by an Indemnified Party after the Survival Period; provided, however, that claims first asserted in writing pursuant to the terms of Section 11.4 within the Survival Period (whether or not the amount of any such claim has become ascertainable within such period) shall not thereafter be barred.

     11.3.2 Except as may be expressly provided otherwise, Parent and/or its successors and assigns and Survivor and/or its successors and assigns, as the case may be (an "Indemnifying Party"), shall not be liable for Indemnifiable Damages of the other party until the aggregate amount of all such Indemnifiable Damages (from any source) exceeds $1,000,000, and then only to the extent the aggregate amount of Indemnifiable Damages exceed such $1,000,000 amount. The total amount of Indemnifiable Damages recoverable by the Survivor or the Parent under this Section 11.0 shall be limited to $10,000,000 (the "Indemnification Cap"). The $10,000,000 Indemnification Cap and $1,000,000 deductible referred to above shall not apply, however, to the indemnification obligations of the parties hereto resulting from the breach of any of the Excluded Representation and Warranties or arising under Section 10.2. Any qualification to "Material Adverse Effect" or "materiality" in any of the Parent's or the Survivor's representations and warranties in this Agreement shall not be taken into account in determining the magnitude of Indemnifiable Damages payable by the Parent or the Survivor under this Section 11.0, as the case may be, and for the purposes of calculating the $1,000,000 basket under this Section 11.3.2.

     11.3.3 Subject to the limitations imposed as a result of the Survival Period, nothing herein shall prevent an Indemnified Party from obtaining equitable relief in any appropriate case.

     11.3.4 In the event of any inaccuracy of the representations and warranties set forth in Section 4.9, the amount of Indemnifiable Damages shall be deemed to be the aggregate amount of the accounts receivable not collected by the Survivor within the periods specified in Section 4.9, except to the extent of the allowance for uncollectible receivables referred to in
     Section 4.9.

     11.3.5 Any limitation on Indemnifiable Damages recoverable by the Parent or the Survivor under this Section 11.3 shall not apply to Indemnifiable Damages resulting from the Survivor's or the Parent's, as the case may be, fraudulent or intentional misrepresentation.

     11.3.6 In determining the amount of any Indemnifiable Damages hereunder, there shall be taken into account any applicable insurance coverage (net of the expenses of recovery).

     11.3.7 Notwithstanding anything in this Agreement to the contrary, Parent agrees to indemnify and hold harmless the Survivor and its Affiliates and any successor to all or any part of the business of the Company in respect of the aggregate of all Remediation Costs. Parent acknowledges that the indemnification obligation contained in this Section 11.3.7 is in addition to the other indemnification obligations it may have under this Agreement and the limitations contained in this Section 11.3 or elsewhere in this Agreement (including, but not limited to, the $1,000,000 deductible referred to in Section 11.3.2) shall not restrict or limit the Parent's obligations under this Section 11.3.7 with respect to the Remediation Costs; provided, however, in the event the Remediaton Costs actually paid and discharged by the Parent exceed $750,000, the amount in excess of $750,000 shall reduce the amount of the $10,000,000 Indemnification Cap under Section 11.3.2 on a dollar for dollar basis; provided, however, the $10,000,000 Indemnification Cap shall not be reduced by this Section 11.3.7 by an amount in excess of $2,750,000.

11.4 Indemnification Procedures.

     11.4.1 An Indemnified Party making a claim for indemnification  pursuant to
     Section 11.1 above must give the Indemnifying Party written notice of such claim describing such claim and the nature and amount of Indemnifiable

     Damages (to the extent that the nature and amount of such Indemnifiable Damages is known at such time) (an "Indemnification Claim Notice") promptly after the Indemnified Party receives any written notice of any action, lawsuit, proceeding, investigation or other claim (a "Proceeding") against or involving the Indemnified Party by a governmental body or other third party or otherwise discovers the liability, obligation or facts giving rise to such claim for indemnification; provided that the failure to notify or delay in notifying an Indemnifying Party will not relieve the Indemnifying Party of its obligations pursuant to Section 11.1, except to the extent that (and only to the extent that) such failure shall have caused the damages for which the Indemnifying Party is obligated to be greater than such damages would have been had the Indemnified Party given the Indemnifying Party prompt notice hereunder.

     11.4.2 With respect to the defense of any Proceeding against or involving an Indemnified Party for which indemnification is provided in Section 11.1, at its option an Indemnifying Party may appoint as lead counsel of such defense any legal counsel selected by the Indemnifying Party.

     11.4.3 The Indemnified Party will be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose at its own expense; provided that, notwithstanding the foregoing, the Indemnifying Party will bear the reasonable fees and expenses of such separate counsel incurred prior to the date upon which the Indemnifying Party effectively assumes control of such defense pursuant to Section 11.4.2. Notwithstanding any provision herein to the contrary, the Indemnifying Party will not be entitled to assume control of the defense of such claim, and will pay the reasonable fees and expenses of legal counsel retained by the Indemnified Party, if

     (i) the Indemnified Party reasonably believes that there exists or could arise a conflict of interest which, under applicable principles of legal ethics, could prohibit a single legal counsel from representing both the Indemnified Party and the Indemnifying Party in such Proceeding, or

     (ii) in the reasonable judgment of the Survivor, the Indemnifying Party has failed or is failing to prosecute or defend vigorously such claim.

     11.4.4 The Indemnifying Party will not enter into any settlement of any claim or Proceeding or cease to defend any claim or Proceeding which such party is defending in accordance with the provisions of this Section 11.0 without first obtaining the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld) unless the sole relief is monetary damages that are paid in full by the Indemnifying Party. If the Indemnified Party does not consent to a settlement of any claim that the Indemnifying Party is defending pursuant to this Section 11.0 (a "Proposed Settlement") and the final settlement of such claim involves a larger amount of monetary damages than the Proposed Settlement, the Indemnifiable Damages shall be deemed to be the amount of monetary damages provided in the Proposed Settlement and the Indemnified Party shall be responsible for any amount of monetary damages in excess of such amount.

11.5 Environmental Response. Notwithstanding anything to the contrary in
Section 11.4 or elsewhere in this Agreement, except as provided in Section 7.9, the Survivor shall determine the manner of resolution of, and shall otherwise control the management and implementation of any part of the defense, response, proceedings or settlement relating to any Indemnifiable Damages for which Parent has an indemnity obligation under Section 11.1 which involves or relates to an Environmental Response Action relating to the Real Estate, the Leasehold Premises or the Transferred Real Property, in accordance with the following procedures:

     11.5.1 The Survivor shall provide written notice to the Parent (each such notice an ("Environmental Response Action Notice") setting forth with reasonable particularity the nature of the condition or event giving rise to the related Environmental Response Action Notice, the nature of the activities undertaken or to be undertaken by the Survivor with respect thereto (to the extent then determinable), and the estimated costs associated with such activities (to the extent then capable of being estimated).

     11.5.2 Parent shall have the right to participate fully in any meetings or negotiations between the Survivor and any third party (including, without limitation, any governmental authority, consultants or other experts) with respect to any Environmental Response Action, including, without limitation, the scope, nature and schedule for implementation of any action relating thereto. The Survivor shall consult with Parent prior to submitting to any third party any information with respect to any Environmental Response Action. The Survivor shall keep Parent reasonably informed with respect to any Environmental Response Action, shall provide Parent with reasonable advance written notice of meetings or negotiations with third parties, and shall promptly provide Parent with copies of all documents provided to or received from any third party with respect to any Environmental Response Action. The Survivor agrees that it shall contact Parent at the same time, or as soon thereafter as is reasonably practicable, that it contacts any third party with respect to any problem that might result in Indemnifiable Damages relating to any Environmental Response Action. Parent shall have the right, upon reasonable prior notice, to enter the Real Estate, the Leasehold Premises or the Transferred Real Property for the purposes of observing and understanding all activities relating to any Environmental Response Action and obtaining split samples of any sampling conducted in connection therewith; in undertaking the foregoing, Parent shall make all reasonable efforts to minimize interference with the Survivor's ability to conduct its business. The Survivor shall cooperate and render to Parent access to the Real Estate, the Leasehold Premises or the Transferred Real Property, making appropriate personnel available and providing factual background and technical data.

     11.5.3 With respect to any Environmental Response Action (other than pursuant to Section 7.9), the Survivor shall act only in a Commercially Reasonable Manner and select and implement the least expensive corrective measure consistent with Environmental Laws that does not result in a material adverse impact upon the Survivor's use of the Real Estate, the Leasehold Premises and the Transferred Real Property or the ability of the Survivor to conduct the business of the Survivor on such properties. "Commercially Reasonable Manner" shall be determined from the perspective of a reasonable business person acting (without regard to the availability of indemnification hereunder) to avoid or mitigate a loss or liability or potential loss or liability.

     11.5.4 In the event Parent objects to all or any part of an Environmental Response Action Notice on a timely basis in accordance with this Section, in whole or in part, then Parent shall notify the Survivor in writing of its specific disagreement (and the basis therefor) regarding such Environmental Response Action. If Parent's objection relates to the nature of the proposed activities or response of the Survivor to the relevant condition or event, then Parent shall provide an alternative proposal describing in reasonable detail the proposed activities or response, including estimated costs associated therewith ("Dispute Notification"), within 45 days of its receipt of the related Environmental Response Action Notice. The Survivor and Parent shall thereafter negotiate in good faith in an attempt to reach agreement as to the disputed Environmental Response Action Notice and the Dispute Notification. In the event that the Survivor and Parent are unable to resolve the dispute within 30 days after receipt of a Dispute Notification by Survivor, then the Parent or the Survivor may provide written notice to the other of its intent to submit the matter to arbitration, and such dispute shall be resolved by arbitration pursuant to the terms set forth in Section 11.7 of this Agreement.

     11.5.5 For any Indemnifiable Damages for which the Survivor claims that the Parent has an indemnity obligation under Section 11.1 and that does not involve an Environmental Response Action relating to the Real Estate, the Leasehold Premises or the Transferred Real Property, the procedures set forth in Section 11.4 shall apply.

11.6 Treatment of Indemnification Payments. All amounts paid by the Survivor or Parent, as the case may be, under the terms of this Section 11.0 shall be treated, to the extent allowed under applicable tax law as adjustments to the Merger Consideration, and each of the Survivor and Parent expressly covenants and agrees to treat all such payments as Merger Consideration adjustments to the greatest extent possible under applicable tax laws. To the extent any payment made under this Section 11.0 is not permitted to be treated as a Merger Consideration adjustment under applicable tax laws, the amount of such payment to the Indemnified Party shall be increased by the amount of any tax cost to the Indemnified Party of the receipt of the indemnification payment. Any payments to be made to an Indemnified Party shall be reduced (but not below zero) by an amount equal to the tax benefits to the Indemnified Party, if any, attributable to the loss giving rise to such payment.

11.7 Arbitration Procedure.

     11.7.1 Survivor and Parent agree that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying disputed claims for money damages arising out of the provisions of Section
     11.0 (a "Dispute"). Nothing in this Section 11.7 shall prohibit a party from instituting litigation to enforce any Final Determination (as defined below). The parties hereby agree and acknowledge that, except as otherwise provided in this Section 11.7 or in the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to the Federal Arbitration Act.

     11.7.2 In the event that any party asserts that there exists a Dispute, such party shall deliver a written notice to each other party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten business days after such delivery of such notice, the party delivering such notice of Dispute (the "Disputing Person") may, within 45 business days after delivery of such notice, commence arbitration hereunder by delivering to each other party involved therein a notice of arbitration (a "Notice of Arbitration"). Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time.

     11.7.3 Survivor and Parent each shall select one arbitrator (the arbitrators so selected shall be referred to herein as the "Survivor's Arbitrator" and the "Parent's Arbitrator," respectively). In the event that either party fails to select an arbitrator as set forth herein within 20 days from the delivery of a Notice of Arbitration, then the matter shall be resolved by the arbitrator selected by the other party. The Parent's Arbitrator and the Survivor's Arbitrator shall select a third independent, neutral arbitrator expert in the subject matter of the Dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this Section 11.7. If the Parent's Arbitrator and the Survivor's Arbitrator are unable to agree on a third arbitrator within 20 days after their selection, the Parent's Arbitrator and the Survivor's Arbitrator shall each prepare a list of three independent arbitrators. The Parent's Arbitrator and the Survivor's Arbitrator shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator's list within seven days after submission thereof, and the third arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by the Parent's Arbitrator and the Survivor's Arbitrator.

     11.7.4 The arbitrator(s) selected pursuant to Section 11.7.3 above will determine the allocation of the costs and expenses of arbitration among the parties hereto based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party.

     11.7.5 The arbitration shall be conducted in New York, New York under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as modified by the agreement of all of the parties to this Agreement. The arbitrator(s) shall so conduct the arbitration that a final result, determination, finding, judgment and/or award (the "Final Determination") is made or rendered as soon as practicable, but in no event later than 90 business days after the delivery of the Notice of Arbitration nor later than ten days following completion of the arbitration. The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as the case may be). The Final Determination shall be final and binding on all parties, subject to the provisions of the Federal Arbitration Act for modifying or vacating an arbitration award.

     11.7.6 Judgment on the Final Determination made by the arbitrators may be entered in any state or federal court located in New York, New York. For the purpose of any action or proceeding instituted with respect to any Final Determination, each party hereto hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in any court has been brought in an inconvenient forum.

     11.7.7 Any party required to make a payment pursuant to this Section 11.0 shall pay the party entitled to receive such payment within three days of the delivery of the Final Determination to such responsible party. In addition, such party shall promptly reimburse the other party for any and all reasonable costs and expenses of any nature or kind whatsoever (including but not limited to all reasonable attorneys' fees) incurred in seeking to enforce any Final Determination.

11.8 Mitigation. The Indemnified Party shall take all commercially reasonable steps to mitigate damages in respect of any claim for which it is seeking indemnification, including, without limitation, using commercially reasonable best efforts to effect recovery of available insurance claims in connection with such claim, and shall use commercially reasonable efforts to avoid any costs or expenses associated with such claim and, if such costs and expenses cannot be avoided, to minimize the amount thereof.

12.0     Miscellaneous

12.1 Amendment and Modification. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

12.2 Payment of Expenses. Each party to this Agreement shall pay all of the expenses incurred by it in connection with this Agreement, including without limitation its legal and accounting fees and expenses, and the commissions, fees and expenses of any person employed or retained by it to bring about, or to represent it in, the transactions contemplated hereby.

12.3 Termination.

     12.3.1 Anything to the contrary herein notwithstanding, this Agreement may be terminated and the transactions contemplated hereby may be abandoned:

     12.3.1.1 by the mutual written consent of the parties hereto at any time prior to the Closing Date;

     12.3.1.2 by either the Parent or the Survivor if any court or governmental entity with jurisdiction over such matters shall have issued an order restraining, enjoining or otherwise prohibiting the sale or purchase of the Shares hereunder and such order, decree, ruling or other action shall have become final and unappealable; provided; however, that the provisions of this Section 12.3.1.2 shall not be available to any party unless such party shall have used its commercially reasonable best efforts to oppose any such order or to have such order vacated or made inapplicable to the transactions contemplated by this Agreement;

     12.3.1.3 by the Survivor in the event of the material breach by the Parent of any provision of this Agreement, which breach is not remedied by the Parent within 10 days after receipt of notice thereof from the Survivor;

     12.3.1.4 by the Parent in the event of the material breach by the Survivor of any provision of this Agreement, which breach is not remedied by the Survivor within 10 days after receipt of notice thereof from Parent; or

     12.3.1.5 by any party hereto if the Closing has not taken place by January 31, 2000 provided that, the right to terminate this Agreement under Section
     12.3.1.5 shall not be available to either party whose material misrepresentations, breach of warranty or failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

     12.3.1.6 in the event the Remediation Cost Estimate exceeds $3,500,000, by the Parent at any time before the end of the seventh business day following receipt by the Parent of the Remediation Cost Estimate.

     12.3.1.7 in the event the Remediation Cost Estimate exceeds $20,000,000, by the Survivor at any time before the end of the seventh business day following receipt by the Survivor of the Remediation Cost Estimate.

     If this Agreement is terminated pursuant to Section 12.3.1.1, neither party shall have any liability for any costs, expenses, loss of anticipated profit or any further obligation for breach of warranty or otherwise to any other party to this Agreement. Any termination of this Agreement pursuant to Sections 12.3.1.2, 12.3.1.3, 12.3.1.4, 12.3.1.5, 12.3.1.6 or 12.3.1.7
     shall be without prejudice to any other rights or remedies of the respective parties.

     12.3.2 The risk of any loss to the assets and properties of the Company and all liability with respect to injury and damage occurring in connection therewith shall be the sole responsibility of the Parent until the time of the Closing.

12.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.

12.5 Entire Agreement. This instrument and the exhibits and schedules attached hereto contain the entire agreement of the parties hereto with respect to the purchase of the Shares and the other transactions contemplated herein, and supersede all prior understandings and agreements of the parties with respect to the subject matter hereof. Any reference herein to this Agreement shall be deemed to include the schedules and exhibits attached hereto.

12.6 Headings. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

12.7 Execution in Counterpart. This Agreement may be executed in counterparts, each of which shall be deemed an original.

12.8 Notices. Any notice, request, information or other document to be given hereunder shall be in writing. Any notice, request, information or other document shall be deemed duly given four business days after it is sent by registered or certified mail, postage prepaid, to the intended recipient, addressed as follows:

If to the Parent, addressed to such party as follows:

                                    Neff Corp.
                                    3750 N.W. 87th Avenue
                                    Miami, FL  33178
                                    Attn:  Kevin P. Fitzgerald


         with a copy to:  .

                                    Fried, Frank, Harris Shriver & Jacobson
                                    1001 Pennsylvania Avenue
                                    Washington, D.C.  20004
                                    Attn:  Stephen I. Glover

If to the Survivor, addressed to:

                               Nortrax Equipment Company - Southeast, L.L.C. 1515 5th Avenue
                               Moline, IL 61265
                               Attn: David A. Werning


with a copy to:

                               Bell, Boyd & Lloyd
                               70 West Madison St.; Suite 3300
                               Chicago, IL  60602
                               Attn:  Kevin J. McCarthy

Any party may send any notice, request, information or other document to be given hereunder using any other means (including personal delivery, courier, messenger service, facsimile transmission, telex or ordinary mail), but no such notice, request, information or other document shall be deemed duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice.

12.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein, without regard to the conflicts of law principles of such State.

12.10 Publicity. No press release or other public announcement related to this Agreement or the transactions contemplated hereby will be issued by any party hereto without the prior approval of the other parties (which approval shall not be unreasonably withheld), except that any party may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with a securities exchange (in which case such party will consult with the other party to the extent reasonably practicable prior to making such disclosure).

12.11 Waiver. At any time prior to the Closing, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any other right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

12.12 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

12.13 Assignment. Neither this Agreement nor any of the parties' rights hereunder shall be assignable to any party hereto without prior written consent of the other parties hereto.

12.14 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.






[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

NEFF CORP.


________________________________________
By: Kevin P. Fitzgerald
Its: President, Chief Executive Officer,
Secretary and Treasurer



NEFF MACHINERY, INC.


_______________________________________
By: Kevin P. Fitzgerald
Its: President, Chief Executive Officer,
Secretary and Treasurer


NORTRAX EQUIPMENT COMPANY
SOUTHEAST, L.L.C.

By: NORTRAX, INC.
Its: Manager


________________________________________
By: Gene A. Griffith
Its: Vice President